                                                                   EXHIBIT 10.12


                           PURCHASE AND SALE AGREEMENT




                                     BETWEEN




                             SHELL WESTERN E&P INC.
                                       AND
                           SHELL ONSHORE VENTURES INC.

                                    AS SELLER



                                       and



                             ENCORE OPERATING, L.P.

                                  AS PURCHASER




                              DATED March 12, 1999




                     WILLISTON BASIN (CEDAR CREEK ANTICLINE)
                            MONTANA AND NORTH DAKOTA

                          PURCHASE AND SALE AGREEMENT

                                     Index

1.   PROPERTY BEING SOLD OR EXCHANGED.............................................................................1
   (a)     Leases.................................................................................................1
   (b)     Fee Interests..........................................................................................1
   (c)     Rights In Production...................................................................................1
   (d)     Rights; Working Interests..............................................................................1
   (e)     Easements..............................................................................................2
   (f)     Permits................................................................................................2
   (g)     Wells..................................................................................................2
   (h)     Facilities.............................................................................................2
   (i)     Equipment..............................................................................................2
   (j)     Contracts..............................................................................................2
   (k)     Exclusions.............................................................................................2

2.   SALE OR EXCHANGE.............................................................................................3

3.   PURCHASE PRICE...............................................................................................3

4.   CLOSING AND PERFORMANCE DEPOSIT..............................................................................3
   (a)     Closing................................................................................................3
   (b)     Performance Deposit....................................................................................3
   (c)     Parent Guarantee.......................................................................................4

5.   EXCHANGE ELECTION............................................................................................4
   (a)     Payment................................................................................................4
   (b)     Conveyance.............................................................................................4
   (c)     Non-foreign Affidavits.................................................................................4
   (d)     3-D Seismic License....................................................................................4

6.   SALE ELECTION................................................................................................5
   (a)     Payment................................................................................................5
   (b)     Conveyance.............................................................................................5
   (c)     Non-foreign Affidavits.................................................................................5
   (d)     3-D Seismic License....................................................................................5

7.   FURTHER ASSURANCES...........................................................................................5

8.   CONVEYANCE EFFECTIVE DATE....................................................................................5

9.   PRE-ACQUISITION REVIEW.......................................................................................5
   (a)     Review.................................................................................................5
   (b)     Conditions to Review...................................................................................6
   (c)     Review Results.........................................................................................7

11.     DISCLAIMERS/ACKNOWLEDGMENTS..............................................................................12
   (a)     No Warranty, Express or Implied.......................................................................12
   (b)     Acknowledgments of Purchaser..........................................................................12
   (c)     Retained Liabilities..................................................................................14

12.     INDEPENDENT EVALUATION...................................................................................15

13.     CONSENTS; PREFERENTIAL RIGHTS............................................................................16
   (a)     Condition to Assignment...............................................................................16
   (b)     Preferential Rights...................................................................................16
   (c)     Consents..............................................................................................17

14.     TITLE....................................................................................................17
   (a)     Title Examination.....................................................................................17
   (b)     Significant Title Defect..............................................................................18
   (c)     Personal Property Inventory List......................................................................20

15.     REPRESENTATIONS BY SELLER................................................................................20

16.     REPRESENTATIONS OF PURCHASER.............................................................................22
   (a)     Due Organization......................................................................................22
   (b)     Partnership Power.....................................................................................22
   (c)     Duly Executed.........................................................................................22
   (d)     No Litigation.........................................................................................22

   (e)     Securities Laws.......................................................................................23

17.     SELLER'S CONDITIONS......................................................................................23
   (a)     Representations True..................................................................................23
   (b)     No Pending Suits......................................................................................23
   (c)     No Act of Termination.................................................................................23
   (d)     H-S-R.................................................................................................23

18.     PURCHASER'S CONDITIONS...................................................................................23
   (a)     Representations True..................................................................................24
   (b)     No Pending Suits......................................................................................24
   (c)     No Act of Termination.................................................................................24
   (d)     H-S-R.................................................................................................24

19.     INTERIM OPERATIONS AND PRODUCTION........................................................................24
   (a)     Operations Between the Effective Date and Closing.....................................................24
   (b)     Expenses..............................................................................................24
   (c)     Allocation of Production and Proceeds.................................................................25
   (d)     Interim Accounting, Payment and Collection Services...................................................26
   (e)     Post Closing Settlement...............................................................................26
   (f)     Audit.................................................................................................27
   (g)     No Application to Income Taxes........................................................................27

20.      TAXES, COSTS AND FEES...................................................................................27
   (a)     Taxes.................................................................................................27
   (b)     No Brokers............................................................................................27

21.     OPERATIONS BY PURCHASER..................................................................................28
   (a)     Compliance with Laws..................................................................................28
   (b)     Assumption of Obligations.............................................................................28
   (c)     Operatorship..........................................................................................29
   (d)     Financial Assurances..................................................................................29

22.     INDEMNIFICATION..........................................................................................30
   (a)     General Indemnity by Purchaser........................................................................30
   (b)     Environmental Indemnity by Purchaser..................................................................31
   (c)     General Indemnity by Seller...........................................................................31
   (d)     Environmental Indemnity by Seller.....................................................................32
   (e)     Retained Liability Indemnity by Seller................................................................33
   (f)     Limitations...........................................................................................34
   (g)     Definitions...........................................................................................35
   (h)     Indemnified Party's Participation.....................................................................38

23.     EXISTING CONTRACTS/IMBALANCES/SUSPENSE ACCOUNTS..........................................................39
   (a)     Assumption of Contracts...............................................................................39
   (b)     Oil and Gas Imbalances................................................................................40
   (c)     Suspense Accounts.....................................................................................40

24.     NOTICES..................................................................................................40

25.     PARTIES IN INTEREST......................................................................................41

26.     COMPLETE AGREEMENT.......................................................................................41

27.     MANAGEMENT APPROVALS.....................................................................................41

28.     APPLICABLE LAW...........................................................................................42

29.     MISCELLANEOUS PROVISIONS.................................................................................42
   (a)     Captions..............................................................................................42
   (b)     Partial Invalidity....................................................................................42
   (c)     Modification..........................................................................................42
   (d)     Assignment............................................................................................42
   (e)     Counterparts..........................................................................................43
   (f)     Expenses..............................................................................................43
   (g)     Signs.................................................................................................43
   (h)     Press Releases........................................................................................43
   (i)     No Recording..........................................................................................43
   (j)     Survival..............................................................................................43

   (k)     Exhibits and Schedules................................................................................44
   (l)     Time of Essence.......................................................................................44
   (m)     H-S-R.................................................................................................44
   (n)     No Partnership........................................................................................44
   (o)     File Transfers........................................................................................45
   (p)     Arbitration...........................................................................................48

                           PURCHASE AND SALE AGREEMENT

     SHELL WESTERN E&P INC., a Delaware corporation, and SHELL ONSHORE VENTURES INC., a Delaware corporation, herein referred to collectively as "SELLER," and Encore Operating, L.P., a Texas limited partnership, herein referred to as "PURCHASER" enter into this Purchase and Sale Agreement, herein called the "AGREEMENT", in consideration of SELLER's agreement to sell and PURCHASER's agreement to buy property described in this AGREEMENT, all pursuant to the terms and conditions of this AGREEMENT. SELLER and PURCHASER may also be referred to herein individually as a "Party" or, collectively, as the "Parties."

     1. PROPERTY BEING SOLD OR EXCHANGED. Subject to the terms and conditions set forth hereinafter, SELLER agrees to convey to PURCHASER, without warranty of title or assignability, the PROPERTY (as defined below) and PURCHASER agrees to accept the PROPERTY, and tender consideration therefor, in the manner and of the type and amount as hereinafter required. For purposes of this AGREEMENT, PROPERTY shall mean all of SELLER's right, title and interest in and to (i) the property and property interests described in EXHIBIT "A" hereto and (ii) all property and property interests listed in subsections (a) through (j) of this section 1, to the extent such property or property interests are a part of, grant rights in, or with respect to, or are located on the property and property interests described in EXHIBIT "A"; but excluding the property in subsection
(k).

         (a) Leases. Leasehold interests in oil, gas or other minerals, including working interests, carried working interests, rights of assignment and reassignment, and other interests under or in oil, gas or mineral leases, and interests in rights to explore for and produce oil, gas and other minerals.

         (b) Fee Interests. Fee interests to the surface and in oil, gas or other minerals, including rights under mineral deeds, conveyances or assignments.

         (c) Rights In Production. Royalties, overriding royalties, production payments, net profits interests, rights to take royalties in kind, or other interests in production of oil, gas or other minerals.

         (d) Rights; Working Interests. Rights and interests in or derived from unit agreements, orders or decisions of state and federal regulatory authorities establishing units, joint operating agreements, enhanced recovery and injection agreements, farmout agreements and farmin agreements, options, drilling agreements, exploration agreements, assignments of operating rights, working interests and subleases, except those contracts or agreements described in subsection (k) below.

         (e) Easements. To the extent transferable, rights-of-way, surface or ground leases, easements, servitudes and franchises located on or granting rights to the property or property interests described in EXHIBIT "A" hereto and acquired or used in connection with operations for the exploration, production, processing and transportation of oil, gas or other minerals with respect to the properties and interests described in subsections (a) - (d) above.

         (f) Permits. To the extent transferable, permits and licenses of any nature owned, held or operated in connection with operations for the exploration, production, processing and transportation of oil, gas or other minerals.

         (g) Wells. Producing, non-producing, shut-in, temporarily abandoned, and abandoned oil and gas wells, salt water disposal wells, injection wells and water wells located on the property or property interests described in EXHIBIT "A" hereto and used in connection with the properties or interests described in subsections (a) - (f) above.

         (h) Facilities. All active and inactive facilities, buildings, improvements, gas conditioning and compression facilities, gathering lines, flow lines, injection lines and pipelines and appurtenances located on the real property and on lands included in, or which are related to, the property and property interests described on EXHIBIT "A".

         (i) Equipment. All surface and down-hole equipment, fixtures, machinery, inventory and personal property located on the property and property interests described in EXHIBIT "A" hereto, and used in connection with the properties or interests described in subsections (a) - (h) above.

         (j) Contracts. To the extent transferable, all contracts and agreements to which the property described in (a) - (i) above is subject except those contracts or agreements described in subsection (k) below.

         (k) Exclusions. The PROPERTY shall not include any rights-of-way, surface or ground leases, easements, franchises, permits, licenses, or other contracts or agreements which by their own terms are not transferable or which require consent to assign and such consent is not obtained, Proprietary Data (as defined in subsection 29(o)), all property owned by persons other than SELLER, all rental or leased equipment (but all associated rental and lease agreements shall be assigned to the extent transferable), all licensed software, all store stock left on consignment and belonging to third parties, and without limiting the generality of the foregoing, those items of personal property specifically listed on SCHEDULE "1(k)" hereto. To the extent permitted by applicable agreements, SELLER shall provide a non-exclusive license to PURCHASER for the use of any software used by SELLER in the field for operation of the PROPERTY.

     2. SALE OR EXCHANGE. SELLER will elect to effect all or part of the required conveyances under this AGREEMENT through either a sale of the PROPERTY to PURCHASER for cash or through an exchange, at no additional cost or expense to PURCHASER, of all or part of the PROPERTY with a Qualified Intermediary pursuant to the like-kind exchange provisions of section 1031 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder. The term "Qualified Intermediary" shall have the same meaning as prescribed in Treasury Regulations Section 1.1031(k)-1(g)(4). On or before Closing, SELLER shall provide PURCHASER written notice of such election, the choice being within the sole discretion of SELLER.

     3. PURCHASE PRICE. As consideration for the PROPERTY, PURCHASER shall pay to SELLER, or deliver to SELLER's nominees, at Closing, the sum of ONE HUNDRED SEVENTY-SIX MILLION SEVEN HUNDRED SEVENTY-SEVEN THOUSAND SEVEN HUNDRED SEVENTY-SEVEN AND NO/100 DOLLARS ($176,777,777.00) (the "Purchase Price").

     4. CLOSING AND PERFORMANCE DEPOSIT.

         (a) Closing. Closing shall occur on or before June 1, 1999, or at such later date as may be agreed by the Parties or provided by this AGREEMENT, (the "Closing Date"), at SELLER's offices in Houston, Texas. PURCHASER shall have the right to delay Closing to July 1, 1999, at PURCHASER's sole option by giving written notice to SELLER on or before May 21, 1999. "Closing" shall mean the consummation of the sale or exchange by transfer of SELLER's ownership in the PROPERTY, deposit or payment of the Purchase Price, and transfer of the operation and possession of the PROPERTY.

         (b) Performance Deposit. Upon execution of this AGREEMENT, PURCHASER shall deposit by wire transfer into an account designated by SELLER the sum of $17,677,777 (10% of Purchase

Price) as a performance deposit (the "Performance Deposit"), which shall be held, administered, and disbursed by SELLER in the manner specified by this AGREEMENT.

         (c) Parent Guarantee. As an inducement to SELLER to execute this AGREEMENT, PURCHASER's parent, Encore Acquisition Partners, Inc., shall execute and deliver to SELLER, at the time this AGREEMENT is executed, a Guaranty in the form of EXHIBIT "F" hereto guaranteeing the obligations of PURCHASER under and in connection with this AGREEMENT.

     5. EXCHANGE ELECTION. If on or before the Closing Date SELLER has notified PURCHASER of its election to effect an exchange of the PROPERTY or portions of the PROPERTY for properties of a like-kind pursuant to section 1031 of the Internal Revenue Code of 1986, as amended, then at Closing:

         (a) Payment. PURCHASER shall make payment of the Purchase Price less the Performance Deposit by wire transfer to an account or accounts to be designated by SELLER. If Closing occurs after July 1, 1999, PURCHASER shall also pay to SELLER by wire transfer, at Closing, interest calculated on the Purchase Price less the Performance Deposit and less any net cash flow (revenues less expenses and capital expenditures) from the PROPERTY from June 30, 1999, to the Closing Date at a rate equal to the Prime Rate in effect from time to time as quoted by the Chase Manhattan Bank, NY, NY, compounded monthly.

         (b) Conveyance. SELLER will convey the PROPERTY to PURCHASER by executing and delivering (i) an Assignment and Conveyance and (ii) a Personal Property Agreement and Bill of Sale, in substantially the form attached hereto as EXHIBITS "B" and "C" respectively, and appropriate forms for state and federal lease conveyances.

         (c) Non-foreign Affidavits. Each SELLER shall execute and deliver to PURCHASER, its Non-foreign Affidavit in substantially the form attached hereto as EXHIBIT "D".

         (d) 3-D Seismic License. PURCHASER and SELLER shall execute and deliver a seismic license in the form of EXHIBIT "G" hereto granting PURCHASER the nonexclusive right to use SELLER's proprietary 3-D seismic data for the PROPERTY.

     6. SALE ELECTION. If on or before Closing SELLER has notified PURCHASER of its election to sell the PROPERTY:

         (a) Payment. PURCHASER shall make payment of the Purchase Price less the Performance Deposit by wire transfer to an account or accounts to be designated by SELLER. If Closing occurs after July 1, 1999, PURCHASER shall also pay to SELLER by wire transfer, at Closing, interest calculated on the Purchase Price less the Performance Deposit and less any net cash flow (revenues less expenses and capital expenditures) from the PROPERTY from June 30, 1999, to the Closing Date at a rate equal to the Prime Rate in effect from time to time as quoted by the Chase Manhattan Bank, NY, NY, compounded monthly.

         (b) Conveyance. SELLER will convey the PROPERTY to PURCHASER by executing and delivering (i) an Assignment and Conveyance and (ii) a Personal Property Agreement and Bill of Sale in substantially the forms attached hereto as EXHIBITS "B" and "C," respectively, and appropriate forms for state and federal lease conveyances.

         (c) Non-foreign Affidavits. Each SELLER shall execute and deliver to PURCHASER its Non-foreign Affidavit in substantially the form attached hereto as EXHIBIT "D".

         (d) 3-D Seismic License. PURCHASER and SELLER shall execute and deliver a seismic license in the form of EXHIBIT "G" hereto granting PURCHASER the nonexclusive right to use SELLER's proprietary 3-D seismic data for the PROPERTY.

     7. FURTHER ASSURANCES. SELLER and PURCHASER each agree to execute and deliver to the other all other documents necessary to fully vest in PURCHASER the rights, obligations and benefits acquired pursuant to this AGREEMENT.

     8. CONVEYANCE EFFECTIVE DATE. The conveyance from SELLER to PURCHASER shall be effective as of June 1, 1999, at 7:00 a.m. local time where the PROPERTY is located, herein called the "Effective Date."

     9. PRE-ACQUISITION REVIEW.

         (a) Review. Commencing upon satisfaction of the conditions set forth in subsection 9(b)(1) and (2) and ending fourteen (14) days before the Closing Date (the "Review Period"), PURCHASER and its employees, agents and contractors shall have the right, but not the obligation, to do the following (the "Pre-Acquisition Review"), at its sole cost and expense but with the cooperation and assistance of SELLER:

              (1) To the extent SELLER has the right to grant such rights to PURCHASER, and only after notice to any operator of the PROPERTY, to enter all or any part of the PROPERTY at any reasonable time and from time to time, during the Review Period, and to inspect, inventory, investigate (including performing environmental assessments and evaluations), study and examine the same and the operations conducted thereon subject to the provisions of subsection 9(b) below; and

              (2) To inspect and review at SELLER's offices at reasonable times and upon reasonable notice, all non-privileged and non-proprietary files, records, documents and data related to the PROPERTY including, but not limited to, any of the following which SELLER may have: original well record files on all wells, regulatory, accounting, environmental, pipeline, maintenance, transportation, processing, production, engineering, lease and contract files and records. Non-proprietary files, records, documents and data mean those which do not constitute Proprietary Data as described in subsection 29(o) below.

         (b) Conditions to Review.

              (1) The Pre-Acquisition Review shall be conducted in accordance with the plan attached as EXHIBIT "H" hereto;

              (2) Prior to the commencement of the Pre-Acquisition Review, PURCHASER shall sign and deliver to SELLER an Agreement for Indemnification and Responsibility for Damages in the form of EXHIBIT "E" attached hereto (the "Indemnification Agreement");

              (3) PURCHASER shall maintain the results of its investigation, testing, and evaluation and review of files and records, including title examination reviews and legal opinions, confidential in accordance with the provisions, terms and conditions of that certain Confidentiality Agreement dated November 17, 1998 between Shell Western E&P Inc. and Encore Acquisition Partners, Inc. (the "Confidentiality Agreement"). PURCHASER hereby ratifies and adopts the Confidentiality Agreement and agrees to become bound as RECIPIENT thereunder. The obligations of PURCHASER under the Confidentiality Agreement shall terminate as of Closing as to the PROPERTY transferred to PURCHASER, and PURCHASER shall be released from all further liability thereunder as to the PROPERTY transferred to PURCHASER except for any liability accruing from acts or omissions or breaches thereof by PURCHASER prior to Closing;

              (4) PURCHASER shall provide SELLER a copy of any non-privileged assessment reports of or about the PROPERTY, including, without limitation, any non-privileged reports, data and conclusions developed pursuant to the Pre-Acquisition Review, promptly after such assessment report has been furnished to or obtained by PURCHASER, and SELLER shall be permitted to discuss the contents of any such assessment reports with the party who prepared such reports; and

              (5) PURCHASER and its employees, agents and consultants shall abide by SELLER's (or the operator's with respect to non-SELLER operated properties) safety rules, regulations and other operating policies applicable to the PROPERTY while conducting their activities on the PROPERTY.

         (c) Review Results.

              (1) If, as a result of the Pre-Acquisition Review, PURCHASER determines in its sole judgment that, as to any portion of the PROPERTY: either
(i) the environmental condition thereof is unacceptable for PURCHASER's purposes; or (ii) there has been such a substantial deterioration in the physical condition of the PROPERTY as it existed on October 31, 1998, that PURCHASER will be unable to continue to possess, operate, use or maintain the PROPERTY in the same manner and to the same extent possessed, operated, used or maintained by SELLER on October 31, 1998, (provided, however, a lack of equipment on the PROPERTY shall not be considered a substantial deterioration in the physical condition of the PROPERTY for purposes of this subsection unless the equipment was removed by SELLER from the PROPERTY after October 31, 1998, without PURCHASER's consent and the lack of such removed equipment will materially adversely affect PURCHASER's ability to use, operate or maintain the PROPERTY after Closing); or (iii) the extent of existing, potential or contingent liabilities pose or create an unacceptable risk; then, PURCHASER may give written notice to SELLER on or before the last day of the Review Period of such condition(s). With respect to the matters identified in the report referenced on Schedule 11(b)(1), PURCHASER's notice may only include conditions or contaminants which were not specifically identified in the report or which are incremental to the conditions or types or levels of contaminants included in the report. Such notice shall include PURCHASER's estimated cost to cure or remedy the listed condition(s) and specify in detail the risk determined to be unacceptable, with supporting justifications in detail. Any issues that are vague in the report referenced in Schedule 11(b)(1) will be discussed and resolved between SELLER and PURCHASER in the due diligence process. FAILURE TO GIVE ANY SUCH NOTICE WITHIN THE REVIEW PERIOD SHALL FORECLOSE PURCHASER FROM SECURING THE BENEFITS OF SUBSECTION 9(c)(2), SHALL NOT EXCUSE PURCHASER FOR FAILING TO CLOSE BECAUSE OF MATTERS ARISING OUT OF SUCH PRE-ACQUISITION REVIEW, AND EXCEPT WITH RESPECT TO SELLER'S INDEMNIFICATION OBLIGATIONS SPECIFIED IN SUBSECTIONS 22(c), (d) AND (e) BELOW, SHALL CONSTITUTE A COMPLETE WAIVER AND RELEASE BY PURCHASER OF ALL CLAIMS AGAINST SELLER WITH RESPECT TO THE PROPERTY, WHETHER CONTRACT, TORT OR STATUTORY, REGARDLESS OF THE NEGLIGENCE, FAULT OR STRICT (STATUTORY) LIABILITY OF SELLER.

             (2) Upon receipt of such notice, if the aggregate of the conditions set forth in the notice are Material (as defined in subsection 9(c)(4) below), the Closing Date shall be automatically extended for thirty (30) days unless both Parties agree in writing to the contrary. Within the period between the date of receipt of such notice and the extended Closing Date, SELLER may, at its option and in its sole discretion, (i) remedy or agree to remedy, to a degree agreed upon prior to Closing, such condition (in the event current remediation of such condition is required by a Federal, State or local agency, SELLER and PURCHASER agree that SELLER shall only be obligated to remedy the condition in accordance with and to the satisfaction of the appropriate agency's requirements), (ii) agree with PURCHASER on an adjustment to the Purchase Price which adjustment shall reflect PURCHASER's cost to remedy such condition(s) (in the event current remediation of such condition(s) is required by a Federal, State or local agency, SELLER and PURCHASER agree that the Purchase Price need only be adjusted to reflect the cost to remedy such condition(s) in accordance with and to the satisfaction of the appropriate agency's requirements), (iii) remove the affected portion or portions of the PROPERTY from the PROPERTY to be conveyed and agree with PURCHASER to adjust the Purchase Price accordingly based on the agreed values pursuant to EXHIBIT H hereto, (iv) obtain PURCHASER's agreement to acquire the affected portion or portions of the PROPERTY "AS IS" and release SELLER from all claims related thereto, or (v) indemnify, defend and hold harmless PURCHASER against all losses, costs, expenses and liabilities with respect to such condition. The failure to do one of the above prior to the extended Closing Date shall permit either Party to terminate this AGREEMENT by giving written notice of such termination to the other Party on or after the extended Closing Date. Upon the giving of such termination notice, neither Party shall have any further rights or obligations hereunder except for PURCHASER's obligations and SELLER's rights under the Confidentiality Agreement and the Indemnification Agreement, and PURCHASER shall be entitled to a return of any Performance Deposit held by the SELLER and SELLER shall be entitled to receive the income earned thereon. IN THE EVENT THE PARTIES AGREE TO REMEDY THE CONDITION OR TO ADJUST THE PURCHASE PRICE TO COMPENSATE FOR THE CONDITION, THEN PURCHASER SHALL ACQUIRE THE AFFECTED PORTIONS OF THE PROPERTY "WHERE IS" AND "AS IS" WITH NO RIGHT TO RECOVER ANY FURTHER AMOUNTS FROM SELLER FOR ANY LIABILITIES, COSTS OR EXPENSES RELATED TO SUCH CONDITIONS (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL CONDITIONS AND DAMAGES TO NATURAL RESOURCES). WITHOUT LIMITING SELLER'S OBLIGATIONS OF INDEMNITY SPECIFIED IN SUBSECTIONS 22(c), (d) AND (e) BELOW, ACQUISITION OF THE PROPERTY CONTAINING SUCH CONDITIONS "WHERE IS" AND "AS IS" SHALL CONSTITUTE PURCHASER'S WAIVER, GENERAL RELEASE AND AGREEMENT TO DEFEND, INDEMNIFY AND HOLD SELLER, THEIR AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND REPRESENTATIVES HARMLESS FROM ALL LIABILITIES, COSTS OR EXPENSES RELATED TO SUCH CONDITIONS (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL CONDITIONS, CERCLA LIABILITY AND DAMAGES TO NATURAL RESOURCES), WHETHER CONTRACT, TORT OR STATUTORY, REGARDLESS OF THE NEGLIGENCE, FAULT OR STRICT (STATUTORY) LIABILITY OF SELLER.

              (3) If the aggregate of the conditions set forth in the notice are not Material, notwithstanding anything herein to the contrary, SELLER shall have the option at its sole discretion to remove the affected portion or portions of the PROPERTY from the PROPERTY to be conveyed and agree with PURCHASER to adjust the Purchase Price accordingly based on the agreed values pursuant to EXHIBIT H hereto. If SELLER elects to remove such affected portion(s) of the PROPERTY, the failure to agree on an adjustment to the Purchase Price shall permit either Party to terminate this AGREEMENT by giving written notice of such termination to the other on or before the Closing Date. Upon the giving of such termination notice, neither Party shall have any further rights or obligations hereunder except for PURCHASER's obligations and SELLER's rights under the Confidentiality Agreement and the Indemnification Agreement, and PURCHASER shall be entitled to a return of any Performance Deposit held by the SELLER and SELLER shall be entitled to receive the income earned thereon. If SELLER does not elect to remove the affected portion or portions of the PROPERTY, PURCHASER SHALL ACQUIRE THE AFFECTED PORTIONS OF THE PROPERTY "WHERE IS" AND "AS IS" WITH NO RIGHT TO RECOVER FROM SELLER FOR ANY LIABILITIES, COSTS OR EXPENSES RELATED TO SUCH CONDITIONS (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL CONDITIONS AND DAMAGES TO NATURAL RESOURCES). WITHOUT LIMITING SELLER'S INDEMNIFICATION OBLIGATIONS SPECIFIED IN SUBSECTIONS 22(c), (d) AND (e) BELOW, ACQUISITION OF THE PROPERTY CONTAINING SUCH NON-MATERIAL CONDITIONS "WHERE IS" AND "AS IS" SHALL CONSTITUTE PURCHASER'S WAIVER, GENERAL RELEASE AND AGREEMENT TO DEFEND, INDEMNIFY AND HOLD SELLER, ITS AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND REPRESENTATIVES HARMLESS FROM ALL LIABILITIES, COSTS OR EXPENSES RELATED TO SUCH NON-MATERIAL CONDITIONS (INCLUDING, WITHOUT LIMITATION, NON-MATERIAL ENVIRONMENTAL CONDITIONS, CERCLA LIABILITY AND DAMAGES TO NATURAL RESOURCES), WHETHER CONTRACT, TORT OR STATUTORY, REGARDLESS OF THE NEGLIGENCE, FAULT OR STRICT (STATUTORY) LIABILITY OF SELLER.

              (4) For purposes of this subsection 9(c), "Material" shall be defined as a cost to cure or remedy in excess of FIVE MILLION DOLLARS ($5,000,000.00).

              (5) If SELLER agrees to remedy specific adverse condition(s) under subsections 9(c)(2) or (3) then PURCHASER and SELLER agree that all negotiations and contacts with state, federal and local agencies for approval and review of such remedial action shall be made by SELLER, and SELLER shall keep PURCHASER advised as to the status of those discussions.

         10. BASELINE STUDY. PURCHASER and SELLER hereby agree that a Pre-Acquisition Review assessment report of the PROPERTY by PURCHASER, if made, shall establish the true and correct condition of the PROPERTY as of the date of the assessment and such assessment report shall be used as the only environmental, safety or other baseline study in the event a dispute arises after Closing concerning the condition of the PROPERTY, unless SELLER gives notice to PURCHASER within fourteen (14) days after its receipt of the Pre-Acquisition Review assessment report that it is contesting the results of, or the conclusions reached in such assessment report, in which case such Pre-Acquisition Review assessment report shall not be deemed the sole baseline study. SELLER shall have the right, but not the obligation, at any time to conduct its own assessment of the PROPERTY. SELLER shall also have the right, but not the obligation, to have a representative present during the conduct of any environmental audit, review or testing of the PROPERTY by PURCHASER prior to Closing and to split samples taken by PURCHASER and to independently test such samples. If prior to Closing, SELLER determines, either from its own assessment, PURCHASER's assessment or otherwise, that an adverse environmental condition may exist on any portion of the PROPERTY, then SELLER may, in its sole discretion, either (i) remove the affected portion of the PROPERTY from the PROPERTY being conveyed and agree with PURCHASER to an adjusted Purchase Price based upon the agreed values pursuant to EXHIBIT H hereto, or (ii) terminate this AGREEMENT by giving notice of such termination to PURCHASER in writing prior to Closing. The rights and obligations of the Parties after such notice is given shall be as specified in the next sentence. If SELLER and PURCHASER cannot agree on the proper adjustment to the Purchase Price, either Party may give written notice to the other Party prior to Closing to terminate this AGREEMENT and upon the giving of such notice, neither Party shall have any further rights or obligations hereunder except for PURCHASER's obligations and SELLER's rights under the Confidentiality Agreement and the Indemnification Agreement, and PURCHASER shall be entitled to the return of any Performance Deposit held by SELLER and SELLER shall be entitled to receive the income earned thereon.

         11. DISCLAIMERS/ACKNOWLEDGMENTS

              (a) NO WARRANTY, EXPRESS OR IMPLIED. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN SECTION 15 HEREOF, CONVEYANCE OF THE PROPERTY SHALL BE WITHOUT WARRANTY WHATSOEVER, EXPRESS, STATUTORY, OR IMPLIED AS TO TITLE, DESCRIPTION, PHYSICAL CONDITION OF THE PROPERTY (INCLUDING, WITHOUT LIMITATION, THE ENVIRONMENTAL CONDITION OF THE PROPERTY) QUALITY, VALUE, FITNESS FOR PURPOSE, MERCHANTABILITY, OR OTHERWISE. PURCHASER shall satisfy itself, prior to the Closing, as to the type, condition, quality and extent of the property and property interests which comprise the PROPERTY it is receiving pursuant to this AGREEMENT and under this sale or exchange. PURCHASER shall have the right of full substitution and subrogation to any and all rights and actions of which SELLER has or may have against any and all preceding owners or vendors of the PROPERTY other than Affiliates of SELLER.

              (b) Acknowledgments of Purchaser. By closing on the transaction provided for in this AGREEMENT, PURCHASER shall be deemed to have acknowledged and does acknowledge and admit that: (i) PURCHASER has been given the opportunity to adequately inspect the PROPERTY for all purposes prior to Closing; (ii) PURCHASER is aware that the PROPERTY has been used for the exploration, development, production, treating, conditioning and transporting of oil, gas and other hydrocarbon products and that physical changes may have occurred as a result of such use and that SELLER has disclosed, and PURCHASER is further aware, that there exists the possibility that there could exist on the PROPERTY as a result of such use or uses one or more detrimental environmental conditions, or that there could have occurred from such use or uses one or more releases of hazardous substances (as defined in CERCLA or RCRA) or releases of Chemical Substances (as defined in subsection 22(g)(3) below) into, or other pollution or contamination of or into, the physical assets, facilities, ambient air, surface water, ground water, or land surface and subsurface strata of any real property included in the PROPERTY and of contiguous, or a series of contiguous, real properties not associated with the PROPERTY or that as a result of such uses, asbestos, polychlorinated biphenyls ("PCB's"), chlorides, mercury and/or naturally occurring radioactive material ("NORM") may be present in or on the PROPERTY or in or on the physical assets and facilities located on the PROPERTY; (iii) PURCHASER has entered into this AGREEMENT on the basis of its own investigation of the physical condition of the PROPERTY and the physical assets and land related thereto (including the environmental condition of the PROPERTY); and (iv) PURCHASER WITH FULL KNOWLEDGE OF THE FOREGOING AND AFTER CONDUCTING THE ABOVE DESCRIBED INVESTIGATION AND EVALUATION IS ACQUIRING THE PROPERTY ON A "WHERE IS" AND "AS IS" BASIS; AND, EXCEPT WITH RESPECT TO SELLER'S INDEMNIFICATION OBLIGATIONS SPECIFIED IN SUBSECTIONS 22(c), (d) AND (e) BELOW, PURCHASER, BY ACQUIRING THE PROPERTY ON A "WHERE IS" AND "AS IS" BASIS WAIVES ANY CLAIMS OR RIGHTS OF INDEMNIFICATION, CONTRIBUTION OR RECOURSE IT MAY HAVE AGAINST OR FROM SELLER WITH RESPECT TO THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE ENVIRONMENTAL CONDITION OF THE PROPERTY AND DAMAGE TO NATURAL RESOURCES ASSOCIATED WITH THE PROPERTY (INCLUDING ANY LIABILITY UNDER CERCLA OR OTHER ENVIRONMENTAL LAWS), WHETHER CONTRACT, TORT OR STATUTORY IN NATURE, REGARDLESS OF THE NEGLIGENCE, FAULT OR STRICT (STATUTORY) LIABILITY OF SELLER.

         BY CLOSING ON THE TRANSACTION PROVIDED FOR IN THIS AGREEMENT, PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT IT HAS HAD THE FULL OPPORTUNITY TO REVIEW AND IS AWARE OF THE MATTERS WITH RESPECT TO THE PROPERTY WHICH ARE IDENTIFIED IN SCHEDULE "11(b)(1),11(b)(2) AND 11(b)(3)" ATTACHED HERETO. WITH RESPECT TO THOSE MATTERS INCLUDED IN THE REPORT REFERENCED ON SCHEDULE "11(b)(1)" BUT EXCLUDING MATTERS INCLUDED IN PURCHASER'S NOTICE AS PERMITTED UNDER SUBSECTION 9(c)(1) WHICH ARE RESOLVED IN ACCORDANCE WITH THE PROVISIONS OF SUBSECTION

9(c), PURCHASER ASSUMES ALL LIABILITY WITH RESPECT THERETO, INCLUDING ANY LIABILITY UNDER CERCLA OR OTHER ENVIRONMENTAL LAWS, REGARDLESS OF WHEN SUCH LIABILITY ARISES (BEFORE, ON, OR AFTER THE EFFECTIVE DATE) AND REGARDLESS OF THE NEGLIGENCE, FAULT OR STRICT (STATUTORY) LIABILITY OF SELLER.

         (c) RETAINED LIABILITIES. WITH RESPECT TO NET PROFITS (NET PROCEEDS) INTERESTS ASSOCIATED WITH THE PROPERTY, EACH SELLER, TO THE EXTENT OF ITS OWNERSHIP INTERESTS IN THE PROPERTY, RETAINS LIABILITY FOR ANY CLAIMS MADE ON OR BEFORE JUNE 1, 2009, ARISING FROM INCORRECT PAYMENTS OF NET PROFITS INTERESTS PRIOR TO THE EFFECTIVE DATE. PURCHASER ASSUMES ALL LIABILITY FOR SUCH NET PROFITS INTERESTS ARISING FROM AND AFTER THE EFFECTIVE DATE, EVEN IF THE AMOUNTS OWED WITH RESPECT TO THE NET PROFITS INTERESTS ARE CALCULATED FROM AND AFTER THE EFFECTIVE DATE IN THE SAME MANNER AS SELLER CALCULATED SUCH AMOUNTS PRIOR TO THE EFFECTIVE DATE, AND REGARDLESS OF THE NEGLIGENCE, FAULT OR STRICT (STATUTORY) LIABILITY OF SELLER.

              WITH RESPECT TO THE PENDING LITIGATION AND CLAIMS SET FORTH ON
SCHEDULE 11(b)(3), SELLER SHALL RETAIN LIABILITY AND RESPONSIBILITY FOR THE PENDING LITIGATION AND CLAIMS SET FORTH ON SCHEDULE 11(b)(3), PROVIDED THAT SELLER SHALL NOT RETAIN OR ASSUME ANY LIABILITY OR RESPONSIBILITY AS TO THAT PORTION OF THE LIABILITY, DAMAGES OR CLAIMS ARISING FROM OR RELATED TO ACTIONS, OMISSIONS, PRODUCTION OR PAYMENTS AFTER THE EFFECTIVE DATE, EVEN IF ATTRIBUTABLE TO THE CONTINUATION BY PURCHASER, AFTER THE EFFECTIVE DATE, OF THE POLICIES, PRACTICES, CALCULATIONS OR PROCEDURES EMPLOYED BY SELLER PRIOR TO THE EFFECTIVE DATE, AND EVEN IF ATTRIBUTABLE TO THE NEGLIGENCE, FAULT OR STRICT (STATUTORY) LIABILITY OF SELLER.

              EACH SELLER, TO THE EXTENT OF ITS OWNERSHIP INTERESTS IN THE PROPERTY, RETAINS LIABILITY FOR ANY CLAIMS MADE ON OR BEFORE JUNE 1, 2009, ARISING FROM INCORRECT PAYMENTS OF ROYALTY PRIOR TO THE EFFECTIVE DATE. PURCHASER ASSUMES ALL LIABILITY FOR PROPER PAYMENT OF ROYALTY ON AND AFTER THE EFFECTIVE DATE, EVEN IF THE AMOUNTS PAID BY PURCHASER ARE CALCULATED AND PAID FROM AND AFTER THE EFFECTIVE DATE IN THE SAME MANNER AS SELLER CALCULATED AND PAID SUCH AMOUNTS PRIOR TO THE EFFECTIVE DATE, AND REGARDLESS OF THE NEGLIGENCE, FAULT OR STRICT (STATUTORY) LIABILITY OF SELLER.

              NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, PURCHASER DOES NOT ASSUME AND SHALL NOT BE LIABLE FOR THE OBLIGATIONS SPECIFICALLY RETAINED BY SELLER UNDER THIS SUBSECTION 11(c).

              IF SELLER DETERMINES THAT IT HAS MADE OVERPAYMENTS WITH RESPECT TO THE OBLIGATIONS SPECIFICALLY RETAINED BY SELLER UNDER THIS SUBSECTION 11(c) PRIOR TO THE EFFECTIVE DATE, WHICH OVERPAYMENTS CAN ONLY BE RECOUPED FROM PRODUCTION FROM THE PROPERTY AFTER THE EFFECTIVE DATE, THEN UPON SELLER'S WRITTEN REQUEST PURCHASER SHALL RECOUP SUCH PAYMENTS ON SELLER'S BEHALF FROM PRODUCTION FROM THE PROPERTY AFTER THE EFFECTIVE DATE AND SELLER SHALL DEFEND, INDEMNIFY AND SAVE PURCHASER HARMLESS FROM ANY CLAIMS RELATING TO ANY SUCH RECOUPMENT REQUESTED BY SELLER.

         12. INDEPENDENT EVALUATION. PURCHASER has made an independent evaluation of the PROPERTY and acknowledges that SELLER has made no statements or representations concerning the present or future value of the anticipated income, costs, or profits, if any, to be derived from the PROPERTY, the physical condition of the PROPERTY, the quantity and quality of any oil and gas or other minerals that may be produced from the PROPERTY, or any other matter with respect to the PROPERTY and, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN SECTION 15 HEREOF, THAT SELLER DOES NOT IMPLICITLY OR EXPRESSLY WARRANT DESCRIPTION, TITLE,

VALUE, QUALITY, PHYSICAL CONDITION OF THE PROPERTY (INCLUDING, WITHOUT LIMITATION, THE ENVIRONMENTAL CONDITION OF THE PROPERTY), MERCHANTABILITY, OR FITNESS FOR PURPOSE OF ANY OF THE PROPERTIES OR THE WELLS, EQUIPMENT, PIPELINES, FACILITIES, OR OTHER PROPERTY LOCATED THEREON OR USED IN CONNECTION THEREWITH. PURCHASER further acknowledges that, in entering into this AGREEMENT, it has relied solely upon its independent examination of the PROPERTY and public records relating to the PROPERTY and its independent estimates, computations, evaluations, reports and studies based thereon and has not relied on any representation or statement made by SELLER. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN SECTION 15 HEREOF, SELLER MAKES NO WARRANTY OR REPRESENTATION AS TO THE ACCURACY, COMPLETENESS OR CORRECTNESS OF ANY INFORMATION FURNISHED TO PURCHASER. ANY RELIANCE PURCHASER MAKES ON SUCH INFORMATION IS AT PURCHASER'S SOLE RISK AND SELLER SHALL HAVE NO LIABILITY WHATSOEVER TO PURCHASER IN CONNECTION THEREWITH.

     13. CONSENTS; PREFERENTIAL RIGHTS. (a) Condition to Assignment. In the event any of the interests to be conveyed or transferred to PURCHASER as part of the PROPERTY (i) are burdened with a preferential right in a Third Party to purchase such interest or (ii) require the consent or approval of a Third Party to assign SELLER's interest, then the conveyance or transfer of the interest subject to such preference, consent, or approval shall be conditioned upon obtaining the necessary waiver, consent, or approval, and this AGREEMENT shall not constitute an assignment or attempted assignment thereof without such consent, approval or waiver., SELLER shall not be liable to PURCHASER by reason of any inability or failure to obtain any such waiver of preferential rights or consent or approval to assignment.

         (b) Preferential Rights. PURCHASER shall at the request of SELLER nominate a value to each interest burdened by a preferential right to purchase, and if such value is agreeable to SELLER, it shall become the price to the holder of the preferential right. If the preferential right is exercised, or is not waived prior to Closing, such exercise or failure to waive shall be considered a Significant Title Defect subject to the provisions of subsection 14(b) hereof unless waived in writing by PURCHASER.

         (c) Consents. In the case of consents and approvals customarily requested prior to Closing, failure to obtain such consent or approval shall be considered a Significant Title Defect subject to the provisions of subsection 14(b) hereof unless waived in writing by PURCHASER. In the case of consents and approvals customarily requested upon or after Closing (including without limitation state and federal approvals of lease transfers), PURCHASER and SELLER agree to request such approvals promptly after Closing. Prior to such consents or approvals being obtained or if such consents and approvals cannot be obtained, SELLER shall hold title to the affected interests for the benefit of PURCHASER and PURCHASER shall be entitled to receive all benefits and shall bear all liabilities, costs and expenses associated with or related to such interests ("Costs") and, subject to SELLER's obligations of indemnity under subsection 22(c), (d) and (e), shall indemnify, defend and hold harmless each SELLER and the SELLER Indemnified Parties (as defined in subsection 22(a) hereof) from all Claims (as defined in subsection 22(g)) arising out of or related to the use, ownership, operation, maintenance, occupation or abandonment of such interest from and after the Effective Date, EVEN THOUGH SUCH CLAIM MAY HAVE BEEN CONTRIBUTED TO OR CAUSED BY THE NEGLIGENCE (OF ANY CHARACTER, WHETHER SOLE, GROSS, JOINT, CONCURRENT, CONTRIBUTORY OR OTHERWISE) OR FAULT OR STRICT OR STATUTORY LIABILITY OF SELLER UNDER ANY LAW (INCLUDING STATUTORY, REGULATORY AND CASE LAW), including without limitation liability arising under statute law, rule, order, equity or court or adjudicatory or arbitral proceeding to SELLER as holder of title to the interests. For purposes of this AGREEMENT, all consents and approvals obtained shall be deemed to relate back to the Effective Date hereof.

     14. TITLE.

         (a) Title Examination. Except as provided in subsection 22(e), PURCHASER assumes the risk of description and title to the PROPERTY and agrees to satisfy itself with respect thereto. During the period commencing on the date of this AGREEMENT and ending no later than fourteen (14) days before the Closing Date (the "Title Examination Period"), PURCHASER shall have the right to examine, at SELLER's offices in Houston, Texas, during normal working hours, all division order and land files which relate to the PROPERTY except for Proprietary Data as defined in subsection 29(o). In addition, SELLER shall make available to PURCHASER for examination such title opinions and abstracts with respect to the PROPERTY which are in SELLER's land files. SELLER MAKES NO WARRANTY OR REPRESENTATION AS TO THE ACCURACY, COMPLETENESS OR CORRECTNESS OF ANY TITLE INFORMATION OR OPINIONS FURNISHED TO PURCHASER. ANY RELIANCE PURCHASER MAKES ON SUCH INFORMATION IS AT PURCHASER'S SOLE RISK AND SELLER SHALL HAVE NO LIABILITY WHATSOEVER TO PURCHASER IN CONNECTION THEREWITH WITHOUT LIMITING SELLER'S OBLIGATIONS OF INDEMNITY IN SUBSECTIONS 22(c), (d) AND
(e).

     (b) Significant Title Defect

         (1) As used in this AGREEMENT, the term "Significant Title Defect" shall include (i) any defect which results or is reasonably likely to result in a loss of title in SELLER such that SELLER's working interest with respect to an interest which is part of the PROPERTY is or is reasonably likely to be reduced below the working interests set forth on Schedule 14(b), or SELLER's royalty burden with respect to an interest which is part of the PROPERTY is or is reasonably likely to be increased above the royalty burdens set forth on
Schedule 14(b) as such interests are described to vary in Schedule 14(b), or SELLER's net profits burden with respect to an interest which is part of the PROPERTY is or is reasonably likely to be increased above the net profits burden set forth on Schedule 14(b) as such burdens are described to vary in Schedule 14(b), or SELLER's right to use such interest as an owner, lessee, licensee or permittee is or is reasonably likely to be extinguished or severely restricted,
(ii) the exercise of a preferential right to purchase, or the inability to obtain the waiver of a preferential right to purchase, or the inability to obtain a required consent or approval to assignment of an interest included in the PROPERTY (other than consents or approvals which are customarily sought after Closing) or (iii) the existence of any unsatisfied liens on the PROPERTY. The term "Significant Title Defect" does not include the matters identified on
Schedule 11(b)(2) or retained by SELLER under subsection 11(c), and such matters may not be included in PURCHASER's notice hereunder; however PURCHASER will endeavor, as a courtesy and not as an obligation, to notify SELLER of any defects concerning such matters discovered by PURCHASER during its due diligence review. PURCHASER shall give SELLER written notice of such Significant Title Defect at least thirty (30) days before the Closing Date, together with full particulars relating thereto. PURCHASER SHALL BE DEEMED TO HAVE WAIVED ALL TITLE DEFECTS OF WHICH SELLER HAS NOT BEEN GIVEN WRITTEN NOTICE AT LEAST THIRTY (30) DAYS BEFORE THE CLOSING DATE. PURCHASER ACKNOWLEDGES AND AGREES THAT SCHEDULE 14(b) IS BEING PROVIDED SOLELY AS A BASIS FOR CLAIMING SIGNIFICANT TITLE DEFECTS HEREUNDER AND THAT SELLER DOES NOT REPRESENT OR WARRANT OWNERSHIP OR ASSIGNABILITY OF ANY OF THE INTERESTS SET FORTH THEREIN.

         (2) Significant Title Defects (other than the exercise of, or inability of SELLER to obtain a waiver of a preferential right to purchase) must, in the aggregate, amount to a diminishment in value in excess of five million dollars ($5,000,000) (based upon allocated values agreed upon by SELLER and PURCHASER) before any adjustment is made.

         (3) Interests which have Significant Title Defects shall be excluded from the PROPERTY and the Purchase Price shall be reduced by an amount agreed upon by SELLER and PURCHASER to account for such interest unless: (i) prior to Closing, the basis for the Significant Title Defect has been removed (provided, however, SELLER shall have no obligation to obtain such removal), (ii) PURCHASER agrees to accept the interest "AS IS", and releases SELLER from all claims related thereto, (iii) PURCHASER agrees to acquire the PROPERTY, including the affected interest, with an appropriate and mutually agreed upon reduction in the Purchase Price, or (iv) SELLER agrees to indemnify, defend and hold harmless PURCHASER against all losses, costs, expenses and liabilities with respect to such Significant Title Defect. If no agreed upon reduction in Purchase Price has been reached and no agreement can otherwise be reached as to the disposition of an interest burdened by a Significant Title Defect, either Party may give written notice to the other Party to terminate this AGREEMENT and upon the giving of such notice, neither Party shall have any further rights or obligations hereunder, except for PURCHASER's obligations and SELLER's rights under the Confidentiality Agreement and the Indemnification Agreement and PURCHASER shall be entitled to a return of any Performance Deposit held by the SELLER and SELLER shall be entitled to the income earned thereon. The provisions of this subsection 14(b)(3) shall only apply if

Significant Title Defects, in the aggregate, amount to a diminishment in value in excess of five million dollars ($5,000,000).

         (c) Personal Property Inventory List. If PURCHASER prepares an inventory list of the personal property being conveyed or transferred hereunder, such inventory list, if approved by SELLER, shall be controlling with respect to the personal property listed therein and shall be attached to any Bill of Sale or other document of conveyance utilized to transfer the personal property from SELLER to PURCHASER under this AGREEMENT. If PURCHASER does not prepare such an inventory list, then the Bill of Sale or other document of conveyance may omit an inventory list and recite generally the sale, transfer and conveyance of all of SELLER's right, title and interest in all specified categories of personal property located on or associated with the real property and lands subject to the interests in real property included in the PROPERTY.

     15. REPRESENTATIONS BY SELLER. (a) Each SELLER represents to PURCHASER, each of which representations shall survive Closing, that as of the date of this AGREEMENT and as of Closing:

              (1) Due Organization. It is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware.

              (2) Corporate Power. It has all requisite corporate power and authority to carry on its business as presently conducted, to enter into this AGREEMENT, and, subject to the provisions of subsection 27(a) below, to perform its obligations under this AGREEMENT. The consummation of the transactions contemplated by this AGREEMENT will not violate, nor be in conflict with, (i) any provision of its charter or bylaws or (ii) any agreement or instrument to which it is a party or is bound (except for preferential rights to purchase and required third party consents to assignment, if any).

              (3) Duly Executed. The AGREEMENT has been duly executed and delivered on behalf of it, and at Closing, (if the condition of subsection 27(a) below has been satisfied) all documents and instruments required hereunder to be executed and delivered by it shall have been duly executed and delivered.

         (4) No Litigation. There are no pending or, to the best of its knowledge, threatened claims, lawsuits, administrative proceedings, or governmental investigations or inquiries involving SELLER's right to consummate the sale contemplated hereunder except those claims, lawsuits, administrative proceedings, and governmental investigations and inquiries that SELLER has disclosed to PURCHASER in writing prior to Closing.

     (b) Each SELLER warrants, but does not represent, to PURCHASER, each of which warranties shall survive Closing, that as of the date of this AGREEMENT:

         (1) ERI SA/Labor

              (i) SELLER has not established, and does not maintain, participate in, nor contribute to, any multi-employer plan within the meaning of Section 3(37) of ERISA;

              (ii) SELLER has no material unfunded liabilities for benefits accrued pursuant to any defined benefit plan;


              (iii) SELLER is not subject to, and does not expect to be subject to, a lien pursuant to Sections 4068 or 302(f) of ERISA; and

              (iv) SELLER has not entered into any collective bargaining agreements applicable to the employees assigned to work on the PROPERTY; there is no labor strike, slowdown or work stoppage pending or threatened by employees of SELLER against or affecting the PROPERTY; no union organization campaign is in progress with respect to the PROPERTY; there is no unfair labor practice, charge or complaint with respect to the employees assigned to work on the PROPERTY pending against SELLER, or threatened before the National Labor Relations Board; and SELLER has not received notice of the intent of any federal, state or local agency responsible for the enforcement of labor or employment laws to conduct a material investigation with respect to or relating to any employee assigned to work on the PROPERTY and no such investigation is in progress.

         (2) Net Profits Account Balances. According to the books and records of SELLER as of the date of this AGREEMENT, as of January 1, 1999, the cumulative net profits interest loss position for the properties listed on Schedule 15(b)(2) were the amounts shown on Schedule 15(b)(2), within a plus or minus 10% range of accuracy.

         (3) Notice of Default. Except for any matters included in the pending litigation and claims set forth on Schedule 11(b)(3) hereof, SELLER is not in receipt of any pending written notices of default under paragraph 39 of Form 247 Operating Agreements included in the PROPERTY.

     16. REPRESENTATIONS OF PURCHASER. PURCHASER represents to SELLER, each of which representations shall survive Closing, that as of the date of this AGREEMENT and as of Closing:

         (a) Due Organization. PURCHASER is a limited partnership duly organized, validly existing, and in good standing under the laws of the state of its formation and prior to Closing will be duly qualified to do business in the States of Montana and North Dakota and will have satisfied all federal and state bonding and other security requirements for ownership and operation of the PROPERTY.

         (b) Partnership Power. PURCHASER has all requisite partnership power and authority to carry on its business as presently conducted, to enter into the AGREEMENT, and, subject to the provisions of subsection 27(b) below, to purchase or exchange the PROPERTY on the terms described in the AGREEMENT and to perform its other obligations under the AGREEMENT. The consummation of the transactions contemplated by the AGREEMENT will not violate, nor be in conflict with, (i) any provision of its formation and governing documents or (ii) any agreement or instrument to which it is a party or is bound.

         (c) Duly Executed. The AGREEMENT has been duly executed and delivered on behalf of PURCHASER, and at Closing, (if the condition of subsection 27(b) below has been satisfied) all documents and instruments required hereunder to be executed and delivered by it shall have been duly executed and delivered and the transactions contemplated hereby shall have been duly and validly authorized by all requisite partnership action.

         (d) No Litigation. There are no pending or, to the best of PURCHASER's knowledge, threatened claims, lawsuits, administrative proceedings, or governmental investigations or inquiries involving PURCHASER's right to consummate the sale contemplated hereunder except those claims, lawsuits, administrative proceedings, and governmental investigations and inquiries that PURCHASER has disclosed to SELLER in writing prior to Closing.

              (e) Securities Laws. PURCHASER acknowledges that the solicitation of an offer for, and the sale of the PROPERTY by SELLER have not been registered under any securities laws. PURCHASER intends to acquire the PROPERTY for its own benefit and account and is not acquiring the PROPERTY with the intent of distributing fractional undivided interests in the PROPERTY or otherwise selling the PROPERTY in a manner that would be subject to regulation by federal or state securities laws. If PURCHASER sells, transfers, or otherwise disposes of the PROPERTY or fractional undivided interests therein in the future, it will do so in compliance with applicable federal and state laws. PURCHASER represents that at no time has it been presented with or solicited by or through any public promotion or other form of advertising in connection with this transaction.

     17. SELLER'S CONDITIONS. The obligations of SELLER to be performed at Closing are subject to the satisfaction at or prior to Closing of the following conditions, any of which may be waived by SELLER, and the condition specified in subsection 27(a):

         (a) Representations True. All representations of PURCHASER contained in this AGREEMENT shall be true in all material respects at and as of Closing as if such representations were made at and as of Closing, and PURCHASER shall have performed and satisfied in all material respects all obligations required by this AGREEMENT to be performed and satisfied by it at or prior to Closing.

         (b) No Pending Suits. No suit or other proceeding shall be pending or threatened before any court or governmental agency seeking to restrain, prohibit or declare illegal, or seeking substantial damages in connection with, the contemplated purchase or exchange.

         (c) No Act of Termination. SELLER shall not have exercised any rights it may have hereunder to terminate this AGREEMENT.

         (d) H-S-R. All applicable waiting periods shall have expired under the Hart-Scott-Rodino Antitrust Improvements Act or early termination of such waiting periods shall have been granted by the appropriate governmental authorities.

     18. PURCHASER'S CONDITIONS. The obligations of PURCHASER to be performed at Closing are subject to the satisfaction at or prior to Closing of the following conditions, any of which may be waived by PURCHASER, and the condition specified in subsection 27(b):

         (a) Representations True. All representations of SELLER contained in this AGREEMENT shall be true in all material respects at and as of Closing as if such representations were made at and as of Closing, and SELLER shall have performed and satisfied in all material respects all agreements required by this AGREEMENT to be performed and satisfied by it at or prior to the Closing.

         (b) No Pending Suits. No suit or other proceeding shall be pending or threatened before any court or governmental agency seeking to restrain, prohibit or declare illegal, or seeking substantial damages in connection with, the contemplated purchase.

         (c) No Act of Termination. PURCHASER shall not have exercised any rights it may have hereunder to terminate this AGREEMENT.

         (d) H-S-R. All applicable waiting periods shall have expired under the Hart-Scott-Rodino Antitrust Improvements Act or early termination of such waiting periods shall have been granted by the appropriate governmental authorities.

     19. INTERIM OPERATIONS AND PRODUCTION

         (a) Operations Between the Effective Date and Closing. If Closing occurs subsequent to the Effective Date, SELLER will continue to operate the PROPERTY, or cause the PROPERTY to be operated, as appropriate, at PURCHASER's sole risk and for the account of PURCHASER, until Closing. In no event shall SELLER have any liability to PURCHASER for losses sustained or liabilities incurred in the conduct of such activities except such as may result from SELLER's gross negligence or willful misconduct. Upon Closing, PURCHASER shall assume the risk of any change in the condition of the PROPERTY from the Effective Date to the Closing Date, except to the extent any change in the condition is attributable to the gross negligence or willful misconduct of SELLER. Any casualty loss on or after the Effective Date shall be for the account of PURCHASER, whether or not the Effective Date occurs prior to Closing.

         (b) Expenses. Subject to the provisions of section 22, SELLER shall be responsible for payment of all Expenses (as defined below) related to the PROPERTY prior to the Effective Date. PURCHASER shall be responsible for the payment of all Expenses related to the PROPERTY, and for the cost and expenses resulting from the assumption of the obligations and implied covenants as specified in section 21 incurred or accrued from and after the Effective Date and for payments made by SELLER prior to the Effective Date to the extent recouped or recoupable from production after the Effective Date. "Expenses" as used in this section shall mean any expenses incurred or accrued in connection with the operation, use, protection, maintenance or ownership of the PROPERTY including, without limitation, expenses for or related to all lease rentals, shut-in royalties, minimum royalties, payments in lieu of production, production royalties (including royalties paid in kind), overriding royalties, production payments, net profits payments, contractual payments, operating costs, overhead charges (provided that no overhead other than outside operated will be charged for the month of June
1999), expenses, fees, vendor and contractor invoices, billings, taxes, charges (including, without limitation, any charges for overhead provided for in any operating agreements related to the PROPERTY at the rates specified in such agreements), rental payments, franchise fees, permits and license fees, assessments and other indebtedness and obligations due, payable, incurred, accrued or attributable to the ownership, operation, use, protection or maintenance of or otherwise relating to or associated with the PROPERTY. From the date of this AGREEMENT until Closing, SELLER shall consult with PURCHASER for informational purposes, prior to incurring any single capital expenditure in connection with the PROPERTY in excess of $50,000 and prior to taking any action to change the status of a producing well other than to shut-in the well.

              If Closing occurs after June 30, 1999, the applicable overhead charge referenced above for which PURCHASER is responsible, which covers costs above the field level, shall be $260,000.00 per month after June 30, 1999. Any reports or information provided to PURCHASER at PURCHASER's request, which are not routinely generated by SELLER, shall be billed to PURCHASER at SELLER's actual cost.

         (c) Allocation of Production and Proceeds. All production from oil and/or gas wells, and all proceeds from the sale thereof, including, without limitation, proceeds from any imbalance and oil in storage above the pipeline connection, and take-or-pay collections/rights and accounts receivable attributable to production prior to the Effective Date and all other monetary payments (including, without limitation, proceeds from the sale of mineral production, credits, tax refunds, insurance proceeds, salvage payments and reimbursement of joint operating costs and expenses) attributable to the ownership, use or operation of the PROPERTY prior to the Effective Date shall be the property of SELLER. All such production proceeds, and other monetary payments attributable to production on and after the Effective Date shall be the property of PURCHASER.

         (d) Interim Accounting, Payment and Collection Services. If Closing occurs after the Effective Date, then from and after the Effective Date until Closing, SELLER shall, for the account of PURCHASER, provide all necessary and appropriate financial accounting services for the PROPERTY and all related operations and administration of the PROPERTY in the same manner and to the same extent provided by SELLER prior to the Effective Date, taking into account and acting consistent with the provisions of subsections 19(b) and 19(c) above. SELLER shall also, for the account of PURCHASER pay all Expenses (as provided in subsection 19(b)) which are the obligation of PURCHASER and collect all proceeds and other monetary payments which are allocated to PURCHASER (as provided in subsection 19(c)). The cost for these services is included in the overhead charge referenced in the last paragraph of subsection 19(b) to be charged after June 30, 1999 until Closing. At PURCHASER's request, after Closing SELLER or its affiliates shall provide transitional services other than accounting, payment and collection services for PURCHASER pursuant to the terms of the Transition Services Agreement attached as EXHIBIT "I" hereto. At PURCHASER's request, after Closing Shell Services International Inc. may provide transitional accounting, payment and collection services for PURCHASER on mutually agreeable terms and conditions.

         (e) Post Closing Settlement. Within one hundred twenty (120) days after Closing, SELLER and PURCHASER shall make a final post-Closing settlement to account for all production proceeds and other monetary payments collected for PURCHASER's account by SELLER and all Expenses, other costs and expenses and taxes paid for PURCHASER's account by SELLER pursuant to this section 19. In addition, SELLER and PURCHASER shall account for and settle any payments made by SELLER prior to the Effective Date which are recouped or recoupable from production after the Effective Date. SELLER shall prepare and submit the proposed post-Closing settlement statement to PURCHASER for review and approval within the 120-day period. SELLER and PURCHASER agree to promptly remit any sum determined from such post-Closing settlement to be owed to the other.

         (f) Audit. Within one (1) year of the Closing, either Party may at its own expense audit the other Party's books, accounts and records relating to production proceeds, other monetary payments, Expenses, other costs and expenses and taxes (other than income taxes) paid or received which may have been adjusted on account of this transaction. Such audit shall be conducted so as to cause a minimum of inconvenience to the audited Party.

         (g) No Application to Income Taxes. All references in sections 19 and 20 to taxes and tax refunds shall not apply to income taxes and income tax refunds.

     20. TAXES, COSTS AND FEES.

         (a) Taxes. PURCHASER shall be responsible for the economic burden and payment of all taxes relating to the PROPERTY from and after the Effective Date, regardless of when they are actually assessed. SELLER shall be responsible for the economic burden and payment of all taxes relating to the PROPERTY prior to the Effective Date, regardless of when they are actually assessed. PURCHASER shall pay to SELLER at Closing, in addition to and separate from the Purchase Price, an amount equal to all state and local taxes payable by SELLER on the transfer of ownership of any tangible personal property calculated at the then-current rates. PURCHASER SHALL INDEMNIFY SELLER AND HOLD SELLER HARMLESS FROM ANY LIABILITY, INCLUDING WITHOUT LIMITATION, PENALTIES, INTEREST AND ATTORNEY'S FEES, ARISING OUT OF PURCHASER'S FAILURE TO PAY TO SELLER AT CLOSING, IN ADDITION TO AND SEPARATE FROM THE PURCHASE PRICE THE AMOUNT EQUAL TO ALL STATE AND LOCAL TAXES PAYABLE BY SELLER ON THE TRANSFER OF OWNERSHIP OF ANY TANGIBLE PERSONAL PROPERTY. PURCHASER shall pay all costs associated with documentary transfer taxes, other transfer taxes and any recording costs assessed by any federal, state, county or other governmental offices or other transfer fees and SHALL INDEMNIFY AND HOLD SELLER HARMLESS FOR SUCH TRANSFER TAXES, COSTS AND FEES.

         (b) No Brokers. Each Party shall pay and indemnify and hold the other Party harmless from any commission or brokerage fee it has incurred in connection with this transaction.

     21. OPERATIONS BY PURCHASER

         (a) Compliance with Laws. Upon Closing, PURCHASER shall comply with all applicable laws, ordinances, rules and regulations, orders, terms of permits and authorizations of any governmental body which may have jurisdiction with respect to the PROPERTY to be transferred hereunder (including, without limitation, the filing with such governmental bodies of any and all compliance reports, notices, or other compliance documents which are due after the Closing Date regardless of the period covered by such reports, notices or documents) and shall promptly obtain and maintain all permits and bonds required by public authorities in connection with the PROPERTY.

         (b) Assumption of Obligations. Upon Closing, PURCHASER shall assume, as of the Effective Date, and agree to perform, at PURCHASER's sole cost and expense, (i) all current and future obligations and implied covenants of SELLER and successor(s) relating to the PROPERTY (whether such obligations and covenants are to a lessor, a governmental body or any other person or entity), including, but not limited to, (1) any obligations arising with respect to the plugging and abandonment of all existing wells (whether or not such wells are active, inactive idle, or have been previously abandoned or temporarily abandoned as of the Effective Date), (2) any obligations to file or submit compliance reports, notices and documents required by governmental bodies, (3) the removal of related oil and gas and water disposal equipment including, without limitation, platforms, pipelines, sumps, concrete foundations, vessels, tanks (above and below ground), and similar items of oil and gas field equipment and facilities, whether the existence of same is known or unknown to the Parties at Closing, and (4) the complete and lawful restoration and reclamation of the lands used in connection with such wells and related equipment, platforms, pipelines, sumps, concrete foundations, vessels, tanks (above and below ground), and other similar items of oil and gas field equipment and facilities in compliance with all federal, state and local laws, rules and regulations; (ii) all obligations under licenses, permits, franchises, easements, and rights-of-ways associated with or included in the PROPERTY; (iii) any obligations with respect to the reabandonment of previously abandoned (whether permanently or temporarily) wells on lands included in the PROPERTY; and (iv) remediation and clean-up with respect to those matters identified on SCHEDULE "11(b)(1)" attached hereto. AS SET FORTH IN SUBSECTIONS 22(a) AND (b), PURCHASER SHALL DEFEND, INDEMNIFY AND HOLD SELLER HARMLESS WITH RESPECT TO THE PERFORMANCE OR FAILURE TO

PERFORM OF PURCHASER'S OBLIGATIONS UNDER THIS SECTION 21. UPON CLOSING, PURCHASER EXPRESSLY ASSUMES SELLER'S STRICT AND STATUTORY LIABILITY WITH RESPECT TO THE PROPERTY, INCLUDING ALL LIABILITY UNDER ANY ENVIRONMENTAL LAW, EXCEPT AS EXPRESSLY PROVIDED OTHERWISE IN SUBSECTIONS 22(c), (d) AND (e) HEREOF, AND PURCHASER SHALL DEFEND, INDEMNIFY AND HOLD SELLER HARMLESS WITH RESPECT TO THE PERFORMANCE OR FAILURE TO PERFORM OF PURCHASER'S OBLIGATIONS UNDER THIS SECTION 21, REGARDLESS OF THE NEGLIGENCE, FAULT OR STRICT (STATUTORY) LIABILITY OF SELLER AS SET FORTH IN SUBSECTIONS 22(a) AND 22(b).

         (c) Operatorship. SELLER DOES NOT REPRESENT OR WARRANT THAT PURCHASER WILL BECOME THE OPERATOR OF ANY PORTION OR PORTIONS OF THE PROPERTY CURRENTLY OPERATED BY SELLER. At PURCHASER's request, SELLER will assist PURCHASER, to the extent SELLER deems appropriate, in PURCHASER's efforts to become operator of any portion or portions of the PROPERTY currently operated by SELLER, but SELLER shall have no liability to PURCHASER in the event that PURCHASER does not become the operator of any portion or portions of the PROPERTY.

         (d) Financial Assurances. In order to assure the faithful performance and payment of all of PURCHASER's obligations under this section 21, at Closing PURCHASER shall pledge for the benefit of SELLER a zero coupon, 25-year U.S. Treasury bond in a face value at maturity of Two Million Dollars ($2,000,000.00). The pledge shall remain in effect for so long as any obligations or payments required of or by PURCHASER under this section 21 remain outstanding, pursuant to the terms of a Pledge Agreement substantially in the form attached as EXHIBIT "J" hereto unless PURCHASER provides substitute security satisfactory to SELLER. It is agreed that upon maturity of the above referenced bond, the cash proceeds thereof will be reinvested in instruments secured by the full faith and credit of the U. S. Government having a term to maturity of no more than two years, such instruments to be selected by mutual agreement of SELLER and PURCHASER and to be subject to the Pledge Agreement as Collateral thereunder. The

Collateral under the Pledge Agreement will be held in the manner required to enable SELLER to perfect its security interest in the Collateral to SELLER's satisfaction.

     22. INDEMNIFICATION. Capitalized terms used in this section 22 which are not defined elsewhere in this AGREEMENT are defined in subsection 22(g) below.

         (a) GENERAL INDEMNITY BY PURCHASER. EXCLUDING MATTERS COVERED IN SUBSECTION 22(b) OF THIS AGREEMENT, TO THE FULLEST EXTENT PERMITTED BY LAW, BUT NO FURTHER, PURCHASER SHALL INDEMNIFY AND HOLD HARMLESS SELLER, THEIR AFFILIATES, SUCCESSORS AND ASSIGNS, AND THE RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS OF EACH (THE "SELLER INDEMNIFIED PARTIES"), FROM AND AGAINST ANY AND ALL CLAIMS WHICH DIRECTLY OR INDIRECTLY ARISE OUT OF, OR ARE RELATED TO, OR RESULT FROM OR ARE CAUSED BY (i) THE BREACH IN ANY MATERIAL RESPECT OF ANY REPRESENTATION, WARRANTY OR OBLIGATION OF PURCHASER UNDER THIS AGREEMENT; (ii) THE PERFORMANCE OR FAILURE TO PERFORM ANY OBLIGATIONS ASSUMED BY PURCHASER UNDER THIS AGREEMENT; OR (iii) THE USE, OPERATION, MAINTENANCE, OCCUPATION, OWNERSHIP OR ABANDONMENT OF THE PROPERTY BEFORE, ON OR AFTER THE EFFECTIVE DATE; EXCEPT THOSE CLAIMS INDEMNIFIED BY SELLER PURSUANT TO SUBSECTION 22(c) OR (e) HEREOF. THE FOREGOING OBLIGATION OF INDEMNITY SHALL APPLY EVEN THOUGH SUCH CLAIMS MAY HAVE BEEN CONTRIBUTED TO OR CAUSED BY THE NEGLIGENCE (OF ANY CHARACTER, WHETHER SOLE, GROSS, JOINT, CONCURRENT, CONTRIBUTORY OR OTHERWISE) OR FAULT, OR THE STRICT OR STATUTORY LIABILITY OF SELLER UNDER ANY LAW (INCLUDING STATUTORY, REGULATORY AND CASE LAW), REGARDLESS OF WHETHER SUCH LAW WAS IN EXISTENCE AS OF THE EFFECTIVE DATE. PURCHASER FURTHER COVENANTS AND AGREES TO DEFEND ANY SUIT(S) OR PROCEEDING(S) BROUGHT AGAINST SELLER INDEMNIFIED PARTIES ON ACCOUNT OF ANY SUCH CLAIMS INDEMNIFIED HEREUNDER AND TO PAY OR DISCHARGE THE FULL AMOUNT OR OBLIGATION OF SUCH CLAIMS INCURRED BY, ACCRUING TO OR IMPOSED ON SELLER INDEMNIFIED PARTIES RESULTING FROM ANY SUCH SUIT(S) OR PROCEEDING(S) OR ANY AMOUNTS RESULTING FROM THE SETTLEMENT OR RESOLUTION OF SUCH SUIT(S) OR PROCEEDING(S). IN ADDITION, PURCHASER SHALL PAY TO SELLER INDEMNIFIED PARTIES AS APPLICABLE,

ALL ATTORNEYS' FEES INCURRED BY SELLER INDEMNIFIED PARTIES AS APPLICABLE, IN ENFORCING PURCHASER'S INDEMNITY IN THIS SUBSECTION 22(a).

         (b) ENVIRONMENTAL INDEMNITY BY PURCHASER. TO THE FULLEST EXTENT PERMITTED BY LAW, BUT NO FURTHER, PURCHASER SHALL INDEMNIFY AND HOLD HARMLESS SELLER INDEMNIFIED PARTIES FROM AND AGAINST (i) ANY AND ALL ENVIRONMENTAL CLAIMS OR ENVIRONMENTAL CLEANUP LIABILITY WHICH ARISES (AS DEFINED IN SUBSECTION 22(g)) DIRECTLY OR INDIRECTLY FROM THE USE, OPERATION, MAINTENANCE, OCCUPATION, OWNERSHIP OR ABANDONMENT OF THE PROPERTY BEFORE, ON, OR AFTER THE EFFECTIVE DATE, EXCEPT THOSE ENVIRONMENTAL CLAIMS OR ENVIRONMENTAL LIABILITY INDEMNIFIED BY SELLER UNDER SUBSECTION 22(d) HEREOF; AND (ii) THE MATTERS DESCRIBED ON
SCHEDULE 11(b)(1) TO THIS AGREEMENT. THE FOREGOING OBLIGATION OF INDEMNITY BY PURCHASER SHALL APPLY EVEN THOUGH THE ENVIRONMENTAL CLAIM OR ENVIRONMENTAL CLEANUP LIABILITY IS CONTRIBUTED TO OR CAUSED BY THE NEGLIGENCE (OF ANY CHARACTER, WHETHER SOLE, GROSS, JOINT, CONCURRENT, CONTRIBUTORY OR OTHERWISE) OR FAULT, OR THE STRICT OR STATUTORY LIABILITY OF SELLER UNDER ANY LAW (INCLUDING STATUTORY, REGULATORY AND CASE LAW), REGARDLESS OR WHETHER SUCH LAW WAS IN EXISTENCE AS OF THE EFFECTIVE DATE. PURCHASER FURTHER COVENANTS AND AGREES TO DEFEND ANY SUIT(S) OR PROCEEDING(S) BROUGHT AGAINST SELLER INDEMNIFIED PARTIES ON ACCOUNT OF ANY SUCH ENVIRONMENTAL CLAIMS OR ENVIRONMENTAL CLEANUP LIABILITY AND TO PAY OR DISCHARGE THE FULL AMOUNT OR OBLIGATION OF SUCH ENVIRONMENTAL CLAIMS OR ENVIRONMENTAL CLEANUP LIABILITY INCURRED BY, ACCRUING TO OR IMPOSED ON SELLER INDEMNIFIED PARTIES, AS APPLICABLE, RESULTING FROM ANY SUCH SUIT(S) OR PROCEEDING(S) OR ANY AMOUNTS RESULTING FROM THE SETTLEMENT OR RESOLUTION OF SUCH SUIT(S) OR PROCEEDING(S). IN ADDITION, PURCHASER SHALL PAY TO SELLER INDEMNIFIED PARTIES, AS APPLICABLE, ALL ATTORNEYS' FEES INCURRED BY SELLER INDEMNIFIED PARTIES, AS APPLICABLE, IN ENFORCING PURCHASER'S INDEMNITY IN THIS SUBSECTION 22(b).

         (c) GENERAL INDEMNITY BY SELLER. EXCLUDING MATTERS COVERED IN SUBSECTIONS 22(d) AND (e) OF THIS AGREEMENT, TO THE FULLEST EXTENT PERMITTED BY LAW BUT NO FURTHER AND SUBJECT TO

THE LIMITATIONS SET FORTH IN SUBSECTION 22(f) BELOW, EACH SELLER, SEVERALLY TO THE EXTENT OF ITS OWNERSHIP INTEREST, SHALL INDEMNIFY AND HOLD HARMLESS PURCHASER, ITS AFFILIATES, SUCCESSORS AND ASSIGNS, AND THE RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS OF EACH (THE "PURCHASER INDEMNIFIED PARTIES"), FROM AND AGAINST ANY THIRD PARTY CLAIM FOR WHICH A CLAIM NOTICE IS DELIVERED TO SELLER OR PURCHASER WITHIN ONE (1) YEAR AFTER THE CLOSING DATE HEREUNDER AND (i) WHICH DIRECTLY OR INDIRECTLY ARISES OUT OF OR IS RELATED TO OR RESULTS FROM OR IS CAUSED BY THE USE, OPERATION, MAINTENANCE, OCCUPATION AND OWNERSHIP OF THE PROPERTY BY SUCH SELLER PRIOR TO THE EFFECTIVE DATE; (ii) IS BASED ON LAW (INCLUDING STATUTORY, REGULATORY AND CASE LAW) EXISTING AT THE EFFECTIVE DATE; AND (iii) WHICH ULTIMATELY RESULTS IN A JUDGMENT OR SETTLEMENT WHICH EXCEEDS FIVE MILLION DOLLARS ($5,000,000). EACH SELLER, SEVERALLY TO THE EXTENT OF ITS OWNERSHIP INTEREST, FURTHER COVENANTS AND AGREES TO DEFEND ANY SUIT(S) OR PROCEEDING(S) BROUGHT AGAINST PURCHASER INDEMNIFIED PARTIES ON ACCOUNT OF ANY SUCH THIRD PARTY CLAIMS INDEMNIFIED HEREUNDER AND TO PAY OR DISCHARGE THE FULL AMOUNT OR OBLIGATION OF ANY SUCH THIRD PARTY CLAIMS INCURRED BY, ACCRUING TO OR IMPOSED ON PURCHASER INDEMNIFIED PARTIES RESULTING FROM ANY SUCH SUIT(S) OR PROCEEDING(S) OR ANY AMOUNTS RESULTING FROM THE SETTLEMENT OR RESOLUTION OF SUCH SUIT(S) OR PROCEEDING(S). IN ADDITION, EACH SELLER, SEVERALLY TO THE EXTENT OF ITS OWNERSHIP INTEREST, SHALL PAY TO PURCHASER INDEMNIFIED PARTIES ALL ATTORNEYS' FEES INCURRED BY PURCHASER INDEMNIFIED PARTIES IN ENFORCING SUCH SELLER'S INDEMNITY IN THIS SUBSECTION 22(c).

         (d) ENVIRONMENTAL INDEMNITY BY SELLER. TO THE FULLEST EXTENT PERMITTED BY LAW BUT NO FURTHER AND SUBJECT TO THE LIMITATIONS SET FORTH IN SUBSECTION 22(f) BELOW, EACH SELLER, SEVERALLY TO THE EXTENT OF ITS OWNERSHIP INTEREST, SHALL INDEMNIFY AND HOLD HARMLESS THE PURCHASER INDEMNIFIED PARTIES FROM AND AGAINST ANY ENVIRONMENTAL CLAIM OR ENVIRONMENTAL CLEANUP LIABILITY FOR WHICH A CLAIM NOTICE IS DELIVERED TO SUCH SELLER WITHIN ONE (1) YEAR AFTER THE CLOSING DATE AND (i) WHICH ARISES (AS DEFINED IN SUBSECTION 22(g)(2)) OUT OF THE USE, OPERATION, MAINTENANCE, OCCUPATION OR OWNERSHIP OF THE PROPERTY BY SUCH SELLER PRIOR TO THE EFFECTIVE DATE; (ii) WHICH IS BASED ON ENVIRONMENTAL LAW (INCLUDING STATUTORY, REGULATORY AND CASE LAW) IN EFFECT AT THE EFFECTIVE DATE; AND (iii) WHICH ULTIMATELY RESULTS IN A JUDGMENT OR SETTLEMENT WHICH

EXCEEDS FIVE MILLION DOLLARS ($5,000,000). EACH SELLER, SEVERALLY TO THE EXTENT OF ITS OWNERSHIP INTEREST, FURTHER COVENANTS AND AGREES TO DEFEND ANY SUIT(S) OR PROCEEDING(S) BROUGHT AGAINST PURCHASER INDEMNIFIED PARTIES ON ACCOUNT OF ANY SUCH ENVIRONMENTAL CLAIMS OR ENVIRONMENTAL CLEANUP LIABILITY AND TO PAY OR DISCHARGE THE FULL AMOUNT OR OBLIGATION OF ANY SUCH ENVIRONMENTAL CLAIM OR ENVIRONMENTAL CLEANUP LIABILITY INCURRED BY, ACCRUING TO OR IMPOSED UPON PURCHASER INDEMNIFIED PARTIES RESULTING FROM ANY SUCH SUIT(S) OR PROCEEDINGS) OR ANY AMOUNTS RESULTING FROM THE SETTLEMENT OR RESOLUTION OF SUCH SUIT(S) OR PROCEEDING(S). IN ADDITION, EACH SELLER, SEVERALLY TO THE EXTENT OF ITS OWNERSHIP INTEREST, SHALL PAY TO PURCHASER INDEMNIFIED PARTIES ALL ATTORNEYS' FEES INCURRED BY PURCHASER INDEMNIFIED PARTIES IN ENFORCING SELLER'S INDEMNITY IN THIS SUBSECTION 22(d).

         (e) Retained Liability Indemnity by Seller. To the fullest extent permitted by law but no further, each SELLER, severally to the extent of its ownership interest, shall indemnify and hold harmless the PURCHASER Indemnified Parties from and against any Claims (i) associated with the liabilities specifically retained by SELLER under subsection 11(c) of this AGREEMENT or (ii) which directly or indirectly arise out of or are related to, or result from or caused by the breach of any representation or warranty of SELLER under section 15 of this AGREEMENT. The foregoing obligations of indemnity shall include the obligation to indemnify the PURCHASER Indemnified Parties against any losses of title to the PROPERTY to the extent and only to the extent such losses result from SELLER's acts or omissions with respect to the obligations and liabilities specifically retained by SELLER in subsection 11(c) of this AGREEMENT.

              Each SELLER, severally to the extent of its ownership interest, further covenants and agrees to defend any suit(s) or proceeding(s) brought against PURCHASER Indemnified Parties on account of any such Claims and to pay or discharge the full amount or obligation of any such Claim incurred by, accruing to or imposed upon PURCHASER Indemnified Parties resulting from any such suit(s) or proceeding(s) or any amounts resulting from the settlement or resolution of such suit(s) or proceeding(s). In addition, each SELLER, severally to the extent of its ownership interest, shall pay to PURCHASER Indemnified Parties all attorneys' fees incurred by PURCHASER Indemnified Parties in enforcing SELLER's indemnity in this subsection 22(e).

         SELLER shall not settle any pending litigation on Schedule 11(b)(3) or any other Claims for which SELLER has retained liability under subsection 11(c) of this AGREEMENT in a manner that reduces SELLER's working interests in the PROPERTY below the interests held by SELLER as of the date of this AGREEMENT or that increases SELLER's net profits burden percentage or SELLER's royalty burden percentage above those in effect as of the date of this AGREEMENT.

     (f) Limitations. The indemnification obligations of SELLER contained in subsections 22(c), (d) and (e) shall be subject to the limitations and conditions set forth in (1), (2) (3) and (5) below, and the indemnification obligations of SELLER contained in subsections 22(c) and (d) (but not subsection 22(e)) shall also be subject to the limitation and condition set forth in (4) below:

         (1) Such indemnification obligations shall not limit the disclaimers of warranties and acknowledgments of PURCHASER with respect to the PROPERTY as specified in section 11 above, and except with respect to the indemnities set forth in subsection 22(e), the indemnities contained herein shall have no application to matters of description, title (including, without limitation, the existence or non-existence of easements, licenses, rights-of-way, permits, franchises, liens, leases, unit agreements or other encumbrances or other agreements or the failure to procure governmental or necessary Third Party consents or approvals of assignment of the PROPERTY), quality, value, fitness for purpose or merchantability of the PROPERTY;

         (2) Such indemnification obligations shall not limit PURCHASER's obligations (including indemnification obligations) under section 21 hereof with respect to removal and abandonment of facilities and wells located on the PROPERTY including, without limitation, the plugging and abandoning of wells, removal of concrete foundations, sumps, pipelines, vessels, tanks and similar items of oil field equipment and facilities, and restoration of the PROPERTY and the indemnities by SELLER contained herein shall have no application to any costs, losses or liabilities incurred by PURCHASER in connection with fulfilling such removal, abandonment and restoration obligations;

         (3) Such indemnification obligations shall not limit the indemnification and reimbursement obligations of PURCHASER with respect to Pre-Acquisition Review activities as specified in the Confidentiality Agreement and the Indemnification Agreement;

         (4) The combined financial obligations of both SELLERs under subsections 22(c) and (d) shall be limited to and shall never exceed, in the aggregate, $44,194,444.00 [25% of Purchase Price];

         (5) Such indemnification obligations shall be limited to the extent any costs, losses or liabilities incurred by PURCHASER result from PURCHASER's acquisition of the PROPERTY from SELLER; accordingly, SELLER shall not indemnify PURCHASER for any costs, losses or liabilities incurred by PURCHASER on account of PURCHASERs ownership of an interest in the PROPERTY which PURCHASER acquired from any other person.

     (g) Definitions. For purposes of this Agreement:

         (1) "AFFILIATE(S)" shall mean a Party's "Parent Company" and "Affiliated Companies." "Parent Company," "Affiliated Companies" and "Controlling Interest" shall have the following meanings:

              (i) A Party's "PARENT COMPANY" shall mean an entity having a direct or indirect "Controlling Interest" in such Party;

              (ii) A Party's "AFFILIATED COMPANIES" shall mean any and all entities in which the Party or the Parent Company of such Party has a direct or indirect "Controlling Interest;" and (iii) "CONTROLLING INTEREST" shall mean a legal or beneficial ownership of fifty percent (50%) or more of the voting stock or other voting rights in an entity.

         (2) "ARISES." An Environmental Claim or Environmental Cleanup Liability shall be deemed to arise upon (i) each discrete, operationally-related Release of Chemical Substance, as measured on a daily basis, or (ii) each discrete, operationally-related occurrence of pollution, contamination or migration, as measured on a daily basis.

         (3) "CHEMICAL SUBSTANCES" shall mean any chemical substance, including, but not limited to, any sort of pollutants, contaminants, chemicals, raw materials, intermediates, products, industrial, solid, toxic or hazardous substances, materials, wastes, or petroleum products, including crude oil or any component thereof, salt water, brine, asbestos, or NORM.

         (4) "CLAIMS" shall mean any and all claims, demands, loss, liability, liens, demands, judgments, settlements, suits, causes of action, fines, penalties, compliances, costs, and any costs, expenses and fees associated with the investigation, defense and resolution of the foregoing, including without limitation, reasonable attorney's fees. Claims may be based on any theory of tort, contract, strict liability, statutory liability (including, without limitation, fines, penalties, obligations or requirements) or any other basis for liability and shall include, without limitation, any Claims arising, occurring or resulting from, related to or based on the injury, disease, or death of any persons (including, without limitation, the indemnifying Party's employees, agents and representatives) or damage to, loss or destruction of any property, real or personal (including, without limitation, the indemnifying Party's property).

         (5) "CLAIM NOTICE" shall mean a notice delivered to SELLER, in writing, that the PURCHASER has received a claim or demand from a Third Party or been served with process by or on behalf of a Third Party asserting Claims, Environmental Claims or Environmental Cleanup Liability indemnified hereunder.

         (6) "ENVIRONMENTAL CLAIM" shall mean any claim, demand, action, suit or proceeding for the personal injury, disease or death of any person (including, without limitation, the indemnifying Party's employees, agents and representatives), property damage, damage to the environment, or damage to natural resources made, asserted or prosecuted by or on behalf of any Third Party (whether based on negligent acts or omissions, statutory liability, or strict liability without fault or otherwise) arising or alleged to arise under any Environmental Law. Environmental Claim includes any damages, settlement amounts, fines and penalties assessed or costs of complying with any orders or decrees of courts, administrative tribunals or other governmental entities (other than such compliance costs related to Environmental Cleanup Liability) associated with resolving such claims, demands, actions, suits or proceedings and any costs, expenses and fees, including, without limitation, reasonable attorneys' fees incurred in the investigation, defense and resolution of such claims, demands, actions, suits and proceedings.

         (7) "ENVIRONMENTAL CLEANUP LIABILITY" shall mean any cost or expense of any nature whatsoever incurred (in order to comply with the provisions of any Environmental Law or the provisions of any order or decree of any court or administrative or regulatory tribunal or agency enforcing any Environmental Law) to contain, remove, remedy, respond to, clean up, or abate any Release of Chemical Substances or other contamination or pollution of the air, surface water, groundwater, land surface or subsurface strata related to the operation, use, maintenance and ownership of the PROPERTY, whether such Release, contamination or pollution is located on, within, under or above real property included in the PROPERTY ("on site") or is located off site, including, but not limited to, any Release of Chemical Substances or other contamination or pollution arising out of or resulting from the manufacture, generation, formulation, processing, labeling, distribution, introduction into commerce, or on site or off site use, treatment, handling, storage, disposal, or transportation of any Chemical Substances. Environmental Cleanup Liability includes, without limitation, any judgments, damages, settlements, costs or expenses (including, without limitation, attorneys', consultants' and experts' fees and expenses) incurred with respect to (i) any investigation, study, assessment, legal representation, cost recovery by a governmental agency or Third Party, or monitoring or testing in connection therewith, (ii) the PROPERTY as a result of actions or measures necessary to implement or effectuate any such containment, removal, remediation, response, cleanup or abatement, and (iii) the resolution of such liabilities.

         (8) "ENVIRONMENTAL LAW" means any statutes, rules, regulations, controlling judicial decisions or legal requirements relating to or regulating the pollution, protection or cleanup of the environment or damage to or remediation of damage to real property and natural resources (including, but not limited to, ambient air, surface water, groundwater, and land surface or subsurface strata) including, without limitation, legal requirements contained in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 ET SEQ., as amended (CERCLA); the Resources Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901, ET SEQ., as amended (RCRA); the Superfund Amendments and Reauthorization Act of 1986, Pub.
L. 99-499, as amended (SARA); the Clean Air Act, 42 U.S.C. Section 7401, ET SEQ., as amended; Federal Water Pollution Control Act, 33 U.S.C. Section 2601 ET SEQ., as amended; National Environmental Policy Act, 42 U.S.C. Section 4321, ET SEQ., as amended (NEPA); and the Safe Drinking Water Act, 42 U.S.C., Section 300 j-1, ET SEQ., as amended; and/or any otHER federal, state or local laws, statutes, ordinances, rules, regulations or orders (including decisions of any court or administrative body) relating to the pollution, protection or cleanup of the environment as specified above. Environmental Law shall also mean the Toxic Substance Control Act, 25 U.S.C. Section 1502, ET SEQ., as amended (TOSCA) and/or any other federal, state (including, without limitation, laws with respect to trespass, nuisance and other torts or similar legal theories which may be applied to establish liability or responsibility for Environmental Cleanup or Environmental Claims) or local laws, statutes, ordinances, rules, regulations or orders (including decisions of any court or administrative body) relating to (i) release, containment, removal, remediation, response, cleanup or abatement of any sort of Chemical Substance, (ii) the manufacture, generation, formulation, processing, labeling, distribution, introduction into commerce, use, treatment, handling, storage, disposal or transportation of any Chemical Substance, (iii) exposure of persons, including employees of SELLER or PURCHASER, to any Chemical Substance and other occupational safety or health matters, or (iv) the physical structure or condition of a building, facility, fixture or other structure, including, without limitation, those relating to the management, use, storage, disposal, cleanup or removal of asbestos, asbestos-containing materials, polychlorinated biphenyls or any other Chemical Substance.

         (9) "RELEASE" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, escaping, leaching, dumping or disposing of any Chemical Substance into the environment (including, but not limited to, the ambient air, surface water, groundwater and land surface or subsurface strata) of any kind whatsoever (including also the abandonment or discarding of barrels, containers, tanks or other receptacles containing or previously containing any Chemical Substance).

         (10) "THIRD PARTY" shall mean any person (other than a Party or its Affiliates) including, without limitation, any such natural person, business entity (corporation, partnership, trust, sole proprietorship or other business entity), any federal, state or local governmental entity, agency or administrative body, employee of PURCHASER or of SELLER, former employee of PURCHASER or of SELLER, or their respective legal representatives, heirs, beneficiaries or estates.

     (h) Indemnified Party's Participation. Any indemnified Party shall have the right at all times, if it so elects and without relieving the indemnifying Party of its obligations to defend hereunder, to participate in the preparation for and conducting of any hearing or trial related to these indemnification provisions, as well as the right to appear on its own behalf at any such hearing or trial. Any such participation or appearance by an indemnified Party shall be at its sole cost and expense.

              An indemnified Party shall not execute a consent order nor accept any settlement regarding an indemnified matter without the indemnifying Party's prior written approval. The indemnified Party shall cooperate fully with the indemnifying Party in the defense of any matter hereunder by the indemnifying Party and shall take those actions reasonably, within its power to take which are reasonably necessary to preserve any legal defenses to indemnified matters hereunder until the indemnifying Party has assumed the defense of the matter.

     23. EXISTING CONTRACTS/IMBALANCES/SUSPENSE ACCOUNTS.

         (a) Assumption of Contracts. The sale or exchange contemplated hereunder shall be made subject to any and all existing operating agreements, unit agreements, unit orders, transportation agreements, gas balancing agreements, and gas processing or handling agreements, as well as any and all other agreements, permits, franchises, leases, licenses, easements and rights-of-way including without limitation, overage/shortage agreements and exchange agreements to which the PROPERTY is subject. To the extent such agreements may be assigned and delegated, and provided that Closing is completed hereunder, SELLER shall be deemed to have assigned and delegated, and does hereby assign and delegate, such agreements and SELLER's rights under the confidentiality agreements executed with other potential bidders in connection with the Bid Solicitation Package for the PROPERTY to PURCHASER, and PURCHASER shall assume and be responsible for and does hereby assume and agree to be responsible for all obligations of SELLER accruing under such agreements except those obligations specifically retained by SELLER in subsection 11(c) of this AGREEMENT. PURCHASER agrees to seek any necessary consents or approvals for the assignment and transfer of such agreements from SELLER to PURCHASER. SELLER shall assist PURCHASER in obtaining all such consents and approvals. If such agreements may not be assigned or delegated, SELLER may, at its sole discretion, perform such agreements on behalf of PURCHASER and PURCHASER shall promptly, upon notice, reimburse SELLER for its respective costs, expenses and obligations incurred in performing such agreements; provided that if any such agreements are terminable, PURCHASER shall have the right to require SELLER to terminate such agreements and PURCHASER shall be responsible for and indemnify SELLER against any associated termination fees, costs or liabilities.

         (b) Oil and Gas Imbalances. PURCHASER shall accept all gas and oil imbalances that exist on the PROPERTY as of the Effective Date and shall assume all responsibility to settle with other interest owners for any over or short gas or oil imbalances that exist on the PROPERTY. If the gas or oil imbalance on a particular PROPERTY interest is a net liability, PURCHASER shall indemnify SELLER for that net liability. On or before Closing, SELLER shall provide to PURCHASER a schedule of oil and gas imbalances that exist on the PROPERTY as of the Effective Date.

         (c) Suspense Accounts. In the post-Closing settlement described in subsection 19(e), SELLER shall credit to PURCHASER the amount of funds associated with the PROPERTY that are held in suspense by SELLER because of a lack of identity or address of owners, title questions, change of ownership or similar reasons, and PURCHASER shall assume the obligations of SELLER with respect to proper disbursement of such suspended funds, provided such assumption shall not affect SELLER's obligations under subsection 11(c). On or before the post-Closing settlement, SELLER shall provide to PURCHASER a schedule identifying the funds held and the reasons therefor.

     24. NOTICES. All notices and communications required or permitted under this AGREEMENT shall be in writing, delivered to or sent by U. S. Mail or nationally recognized commercial courier service, postage or delivery charges prepaid, or by telecopy, addressed as follows (or such other address as may be specified by ten (10) days prior written notice to the other Party):

                                     SELLER

                             Shell Western E&P Inc.
                               ATTN: Y. N. Youssef
                             200 North Dairy Ashford
                                Houston, TX 77079
                              Phone: (281) 544-3077
                               Fax: (281) 544-4393


                                    PURCHASER

                                  Kenneth Welch
                               Vice President Land
                        Encore Acquisition Partners, Inc.
                           201 Main Street, Suite 1455
                              Fort Worth, TX 76102
                              Phone: (817) 877-9955
                               Fax: (817)877-1655

Notice shall be deemed to have been duly given when delivered to or sent to the other Party in the manner prescribed herein and actually received by the Party to whom the notice is given.

     25. PARTIES IN INTEREST. Subject to subsection 29(d) below, this AGREEMENT shall inure to the benefit of and be binding upon SELLER and PURCHASER and their respective successors and assigns. However, no assignment by any Party shall relieve any Party of any duties or obligations under this AGREEMENT.

     26. COMPLETE AGREEMENT. When executed by the authorized representatives of SELLER and PURCHASER, this AGREEMENT, together with the executed copies of the exhibits hereto and documents referred to herein, shall supersede all prior written or oral and all contemporaneous oral agreements and understandings between the Parties, including without limitation, all and any bid solicitation, bid offer and bid acceptance letters, and shall constitute the complete agreement between the Parties regarding the purchase and sale, or exchange, of the PROPERTY.

     27. MANAGEMENT APPROVALS. (a) SELLER Corporate Action. Any obligation of SELLER to close the sale or exchange contemplated hereunder shall be, and is, conditioned on and subject to each SELLER's Board of Directors having approved this AGREEMENT. In determining whether or not to approve, each SELLER's Board of Directors may act with full and unfettered discretion in the exercise of its independent business judgment and shall not be prejudiced or limited in the exercise of such discretion and judgment by the prior execution of this AGREEMENT. If SELLER's Board of Directors fails to approve this AGREEMENT, whether by action or inaction, prior to Closing, this AGREEMENT shall forthwith terminate and neither Party shall have any further rights or obligations hereunder, except for SELLER's rights and PURCHASER's obligations under the Confidentiality Agreement and the Indemnification Agreement and PURCHASER shall be entitled to a return of any Performance Deposit held by the SELLER and SELLER shall be entitled to receive all income earned thereon.

         (b) PURCHASER Partnership Action. Any obligation of PURCHASER to close the sale or exchange contemplated hereunder shall be, and is, conditioned on and subject to PURCHASER's Management Committee having approved this AGREEMENT. In determining whether or not to approve, PURCHASER's Management Committee may act with full and unfettered discretion in the exercise of its independent business judgment and shall not be prejudiced or limited in the exercise of such discretion and judgment by the prior execution of this AGREEMENT. If PURCHASER's Management Committee fails to approve this AGREEMENT, whether by action or inaction, prior to Closing, this AGREEMENT shall forthwith terminate and neither Party shall have any further rights or obligations hereunder, except for SELLER's rights and PURCHASER's obligations under the Confidentiality Agreement and the Indemnification Agreement and PURCHASER shall be entitled to a return of any Performance Deposit held by the SELLER and SELLER shall be entitled to receive all income earned thereon.

     28. APPLICABLE LAW. THIS AGREEMENT, OTHER DOCUMENTS EXECUTED AND DELIVERED PURSUANT HERETO, AND THE LEGAL RELATIONS BETWEEN THE PARTIES WITH RESPECT TO THIS AGREEMENT, SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO RULES CONCERNING CONFLICTS OF LAWS; PROVIDED, THAT THE VALIDITY OF THE VARIOUS CONVEYANCES TRANSFERRING TITLE TO REAL PROPERTY AND REAL PROPERTY INTERESTS UNDER THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE JURISDICTION IN WHICH SUCH REAL PROPERTY OR REAL PROPERTY INTERESTS ARE LOCATED.

     29. MISCELLANEOUS PROVISIONS.

         (a) Captions. Captions have been inserted for reference purposes only and shall not define or limit the terms of this AGREEMENT.

         (b) Partial Invalidity. If any provision of this AGREEMENT is held invalid, such invalidity shall not affect the remaining provisions.

         (c) Modification. This AGREEMENT cannot be modified or amended except by a written instrument duly executed by SELLER and PURCHASER.

         (d) Assignment. Neither SELLER nor PURCHASER, without the prior written consent of the other Party, shall assign any right or obligation under this AGREEMENT prior to Closing, or attempt to delegate any duty to be performed under this AGREEMENT, except that SELLER may make such an assignment and/or delegation to an Affiliate or to a Qualified Intermediary without the consent of PURCHASER. Consent to assign shall not be unreasonably withheld by either Party. Any attempted assignment or delegation without such consent shall be void and of no effect.

         (e) Counterparts. This AGREEMENT may be executed in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument.

         (f) Expenses. Except as otherwise expressly provided herein, all expenses incurred by each Party in connection with the transaction contemplated herein, including, without limitation, attorney's fees, are for the account of the Party incurring the same and the Party incurring such expenses shall defend, indemnify and hold harmless the other Party from and against such expenses.

         (g) Signs. SELLER shall have the right, but not the obligation, to remove all of SELLER's signs, placards, notices, or other posted documents or information and any other like property which refers to SELLER's ownership of the PROPERTY or responsibility for the operations conducted thereon. In lieu of removal, PURCHASER may at its option, upon notice to SELLER, replace SELLER's name with PURCHASER's name in a permanent manner on SELLER's existing signs and placards and indemnify, defend and hold harmless SELLER against any Claims arising out of or relating to such replacement.

         (h) Press Releases. No information in connection with this sale or exchange shall be released to the public, including, without limitation, through press releases, without the express written permission of PURCHASER and SELLER, unless required by applicable federal, state or local laws.

         (i) No Recording. This AGREEMENT shall not be recorded or filed by any Party or their successors or assigns, in or with any public or governmental office, officer, agency or records repository without the prior written consent of the other Party, unless required by applicable federal, state or local laws.

         (j) Survival. All representations, indemnifications, covenants, obligations and promises of the Parties set forth in this AGREEMENT shall survive Closing. All documents conveying, transferring or assigning the PROPERTY shall incorporate by reference the terms and conditions of this AGREEMENT.

         (k) Exhibits and Schedules. The Exhibits and Schedules listed below are attached to this

AGREEMENT:

         EXHIBIT "A"            Property and Property Interests Subject To This
                                AGREEMENT

         EXHIBIT "B"            Assignment and Conveyance

         EXHIBIT "C"            Personal Property Agreement

         EXHIBIT "D"            SELLER Non-foreign Affidavit

         EXHIBIT "E"            Indemnification Agreement

         EXHIBIT "F"            Guaranty

         EXHIBIT "G"            3-D Seismic License

         EXHIBIT "H"            Pre-Acquisition Review Plan

         EXHIBIT "I"            Transition Services Agreements

         EXHIBIT "J"            Pledge Agreement

         SCHEDULE "1(k)"        Excluded Property

         SCHEDULE "11(b)(1)"    Disclosed Environmental Matters

         SCHEDULE "11(b)(2)"    Net Profits Interests

         SCHEDULE "11(b)(3)"    Pending Litigation and Claims

         SCHEDULE "14(b)"       Summary of SELLER's Working and Net Revenue
                                Interests In the Producing Properties

         SCHEDULE "15(b)(2)"    NPI Account Balances

         (l) Time of Essence. Time is of the essence in the performance of this AGREEMENT.

         (m) H-S-R. If either SELLER or PURCHASER determine that the Hart-Scott-Rodino Antitrust Improvements Act of 1976 is applicable to this transaction, then the Parties which are required to file shall file with the Federal Trade Commission and the Department of Justice the required notifications, reports, and supplemental information to comply in all respects with the requirements of said Act.

         (n) No Partnership. Nothing contained in this AGREEMENT shall be deemed to create a joint venture, partnership, tax partnership or agency relationship between the Parties.

         (o) File Transfers. Within a reasonable time after Closing, SELLER will transfer to PURCHASER, subject to SELLER's continuing right of access as hereinafter set forth, the following original SELLER files, records, documents and data relating to the PROPERTY: oil, gas and mineral lease, fee, easement and right of way, surface lease, operating agreement, farmout, unitization and pooling and land abstract files and records as well as original well record files on all wells but save, less and except therefrom all Proprietary Data which shall include (i) all privileged data and all data subject to confidentiality agreements, (ii) any interpretive geophysical information which may reveal the methods used by SELLER in interpreting geophysical information, economic analysis, and any information or other similar proprietary data which might reveal SELLER's economic guidelines or other methods or systems by which SELLER conducts its economic analysis, and (iii) any similar proprietary data.

               SELLER retains the right of complete access to the above files and records, which right of access may be exercised by SELLER at reasonable times, upon giving PURCHASER reasonable notice and which shall include, at SELLER's sole cost and expense, the right to copy or duplicate any and all contents therein, other than confidential information of PURCHASER included therein after Closing, which SELLER shall be required to hold in confidence. Should SELLER be required by a governmental rule or order to produce the original of any document described in this subsection, PURCHASER will, to the best of its ability, make such access by PURCHASER and PURCHASER's auditors shall be limited to information covering three complete calendar years prior to the calendar year in which the request for access is made and the partial calendar year prior to the date on which the request for access is made. SELLER shall use reasonable efforts to provide unaudited data for an additional two prior calendar years as necessary to enable PURCHASER to satisfy any filing or registration requirements of the Securities and Exchange Commission. PURCHASER shall only have the right to access such information "AS IS" and "WHERE IS". SELLER MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER AS TO THE INFORMATION, INCLUDING WITHOUT LIMITATION, THE ACCURACY OR COMPLETENESS OF THE INFORMATION TO BE ACCESSED BY PURCHASER AND PURCHASER'S AUDITORS. ANY RELIANCE ON OR USES PURCHASER MAKES OF SUCH INFORMATION IS AT PURCHASER'S SOLE RISK, AND SELLER SHALL HAVE NO

LIABILITY FOR, AND PURCHASER HEREBY RELEASES SELLER FROM, AND AGREES TO INDEMNIFY, DEFEND AND HOLD SELLER HARMLESS AGAINST, ANY CLAIMS, LIABILITIES, OR DAMAGES OF ANY NATURE WHATSOEVER ARISING OUT OF SUCH ACCESS OR PURCHASER'S USES OF SUCH INFORMATION. THE FOREGOING OBLIGATIONS OF RELEASE AND INDEMNITY SHALL APPLY EVEN THOUGH SUCH CLAIMS, LIABILITIES OR DAMAGES MAY HAVE BEEN CONTRIBUTED TO OR CAUSED BY THE NEGLIGENCE (OF ANY CHARACTER, WHETHER SOLE, GROSS, JOINT, CONCURRENT, CONTRIBUTORY OR OTHERWISE) OR FAULT, OR THE STRICT OR STATUTORY LIABILITY OF SELLER OR ANY SELLER INDEMNIFIED PARTY (AS DEFINED IN SUBSECTION 22(A) OF THIS AGREEMENT). SELLER shall not make document available to enable SELLER to comply with said rule or order upon receiving proper assurance that such document will be promptly returned to PURCHASER.

         After Closing, SELLER shall grant PURCHASER the right of access to the following SELLER files, records, documents and data relating to the PROPERTY: division order, transfer order, letters-in-lieu, regulatory, accounting, environmental, pipeline, maintenance, transportation, processing, production and engineering files and records not conveyed and transferred to PURCHASER; however, this right of access shall not extend to or cover Proprietary Data as defined above in this subsection 29(o). PURCHASER's right of access may be exercised at reasonable times, upon giving SELLER reasonable notice and shall include, at PURCHASER's sole cost and expense, the right to copy any and all contents therein not otherwise excluded subject to the following: (1) only division of interest sheets, division orders, transfer orders, letters-in-lieu, title opinions and title curative material may be copied from division order files and (2) only gas contracts and amendments or agreements relating thereto and pertinent outside correspondence may be copied from gas files. Should PURCHASER be required by a governmental rule or order to produce the original of any document to which the right of access has been granted by this subsection, SELLER will, to the best of its ability, make such document available to enable PURCHASER to comply with said rule or order upon receiving proper assurance that such document will be promptly returned to SELLER.

         After Closing and until June 1, 2002, PURCHASER shall have the right, upon request, for PURCHASER and PURCHASER's auditors to access such of SELLER's accounting books and records relating to the PROPERTY as may be necessary to enable PURCHASER to satisfy any filing or registration requirements of the Securities and Exchange Commission. Any access by PURCHASER and PURCHASER's auditors shall be limited to information covering three complete calendar years prior to the calendar year in which the request for access is made and the partial calendar year prior to the date on which the request for access is made. SELLER shall use reasonable efforts to provide unaudited data for an additional two prior calendar years as necessary to enable PURCHASER to satisfy any filing or registration requirements of the Securities and Exchange Commission. PURCHASER shall only have the right to access such information "AS IS" and "WHERE IS". SELLER MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER AS TO THE INFORMATION, INCLUDING WITHOUT LIMITATION, THE ACCURACY OR COMPLETENESS OF THE INFORMATION TO BE ACCESSED BY PURCHASER AND PURCHASER'S AUDITORS. ANY RELIANCE ON OR USES PURCHASER MAKES OF SUCH INFORMATION IS AT PURCHASER'S SOLE RISK, AND SELLER SHALL HAVE NO LIABILITY FOR, AND PURCHASER HEREBY RELEASES SELLER FROM, AND AGREES TO INDEMNIFY, DEFEND AND HOLD SELLER HARMLESS AGAINST, ANY CLAIMS, LIABILITIES, OR DAMAGES OF ANY NATURE WHATSOEVER ARISING OUT OF SUCH ACCESS OR PURCHASER'S USES OF SUCH INFORMATION. THE FOREGOING OBLIGATIONS OF RELEASE AND INDEMNITY SHALL APPLY EVEN THOUGH SUCH CLAIMS, LIABILITIES OR DAMAGES MAY HAVE BEEN CONTRIBUTED TO OR CAUSED BY THE NEGLIGENCE (OF ANY CHARACTER, WHETHER SOLE, GROSS, JOINT, CONCURRENT, CONTRIBUTORY OR OTHERWISE) OR FAULT, OR THE STRICT OR STATUTORY LIABILITY OF SELLER OR ANY SELLER INDEMNIFIED PARTY (AS DEFINED IN SUBSECTION 22(a) OF THIS AGREEMENT). SELLER shall not make any representations or warranties with respect to such information in connection with any uses of such information by PURCHASER and PURCHASER shall not include SELLER's name in any uses of such information, unless required by applicable law, rule or regulation.

     (p) Arbitration. Any controversy or Claim, whether based on contract, tort, statute or other legal or equitable theory (including but not limited to any claim of fraud, misrepresentation or fraudulent inducement or any question of validity or effect of this AGREEMENT including this clause) arising out of or related to this AGREEMENT (including any amendments or extensions and any agreements attached as Exhibits hereto), or the breach or termination thereof shall be settled by arbitration in accordance with the then current CPR Institute for Dispute Resolution Rules for Non-administered Arbitration of Business Disputes, and this provision. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16 to the exclusion of any provision of state law inconsistent therewith or which would produce a different result, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction.

         The arbitration shall be held in Houston, Texas, or at some other location as mutually agreed upon by the Parties.

         There shall be three arbitrators. SELLER and PURCHASER shall each select an arbitrator, and those arbitrators shall select the third arbitrator. To the extent the Parties' dispute(s) concern matters of (i) oil and gas law, geology and/or petroleum engineering and/or (ii) environmental law and/or environmental science, then each arbitrator must be trained and knowledgeable in such matters.

         The arbitrators shall determine the Claims of the Parties and render a final award in accordance with the substantive law of the state of Texas, excluding the conflicts provisions of such law. The arbitrators shall set forth the reasons for the award in writing.

         All statutes of limitations and defenses based upon passage of time applicable to any Claim of a defending Party (including any counterclaim or set-off) shall be tolled while the arbitration is pending.

         The obligation to arbitrate any Claim shall extend to the successors, assigns and Third Party beneficiaries of the Parties. The Parties shall use their best efforts to cause the obligation to arbitrate any Claim to extend to any officer, director, employee, shareholder, agent, trustee, affiliate, or subsidiary. The terms hereof shall not limit any obligations of a Party to defend, indemnify or hold harmless another Party against court proceedings or other Claims, losses, damages or expenses, as provided under section 22 herein.

         The arbitrators shall order the Parties to promptly exchange copies of all documents regarding the materials in dispute, potential facts, witness lists and expert witness lists, and, if requested by a Party, to produce other relevant documents, to answer up to ten (10) interrogatories (including subparts), to respond to up to ten (10) requests for admissions (which shall be deemed admitted if not denied) and to produce for deposition and, if requested, at the hearing any or all listed witnesses, both fact and expert, within such Party's control. Any additional discovery shall only occur by agreement of the Parties or as ordered by the arbitrators upon a finding of good cause.

         Each Party shall bear its own costs, expenses and attorney's fees; provided that if court proceedings to stay litigation or compel arbitration are necessary, the Party who unsuccessfully opposes such proceedings shall pay all reasonable associated costs, expenses, and attorney's fees in connection with such court proceeding.

         In order to prevent irreparable harm, the arbitrators shall have the power to grant temporary or permanent injunctive or other equitable relief. Prior to the appointment of an arbitrator a party may, notwithstanding any other provision of this AGREEMENT, seek temporary injunctive relief from any court of competent jurisdiction; provided that the Party seeking such relief shall (if arbitration has not already been commenced) simultaneously commence arbitration. Such court ordered relief shall not continue more than ten (10) days after the appointment of the arbitrators (or in any event for longer than sixty (60) days). Except as required by law (and then only after prior notice to the other Party), no Party shall disclose the facts of the underlying dispute or the contents or result of the arbitration without the prior consent of all Parties.

         If any part of this arbitration provision is held to be unenforceable, it shall be severed and shall not affect either the duty to arbitrate or any other part of this provision.

         In the event of a lawsuit by a Third Party against one of the Parties, that Party may implead the other Party or, if there is no impleader, the other Party may intervene in the lawsuit.

         Nothing in this AGREEMENT shall restrict a Party's right to introduce all evidence and to make all arguments that a Party believes are appropriate in representing its defenses against a Third Party's claim.

         However, to the extent possible, the Parties shall arbitrate any dispute between them arising out of a Third Party's lawsuit. Such arbitration must be commenced between thirty (30) and sixty (60) days after the conclusion of the Third Party's lawsuit.

         All statutes of limitations and defenses based upon the passage of time, including any such defense based upon the terms of this arbitration clause, shall be tolled while the Third Party's lawsuit is pending and for sixty
(60) days thereafter.

     (q) WAIVER OF CONSUMER RIGHTS (DTPA WAIVER). PURCHASER HEREBY WAIVES, TO THE EXTENT (IF ANY) APPLICABLE, THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ., BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF PURCHASER'S OWN SELECTION, PURCHASER VOLUNTARILY CONSENTS TO THIS WAIVER.

         PURCHASER ACKNOWLEDGES THAT THE PROVISIONS OF THIS SECTION ARE ESSENTIAL ELEMENTS OF THE BARGAIN WITH SELLER AND THAT, BUT FOR THEM, SELLER WOULD NOT HAVE ENTERED INTO THIS AGREEMENT. PURCHASER HEREBY REPRESENTS AND WARRANTS TO SELLER THAT PURCHASER IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION.

         PURCHASER SHALL INDEMNIFY, DEFEND, AND HOLD HARMLESS SELLER, THEIR OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS FROM ALL CLAIMS, COSTS, LIABILITIES, LOSSES AND EXPENSES ARISING OUT OF OR RELATING TO THE BREACH BY PURCHASER OF THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS SUBSECTION 29(q).

         (r) SEVERAL OBLIGATIONS. THE OBLIGATIONS AND LIABILITIES OF EACH SELLER HEREUNDER SHALL BE SEVERAL TO THE EXTENT OF ITS OWNERSHIP INTERESTS IN THE PROPERTY, AND NOT JOINT OR COLLECTIVE.

         EXECUTED by the Parties hereto as indicated below by the signatures of their respective representatives; however, for identification purposes, this AGREEMENT shall be deemed dated as of the date the last Party hereto signs this AGREEMENT.


                                              SHELL WESTERN E&P INC.


                                       By:  /s/
                                           ------------------------------------
                                                  Attorney-in-Fact


                                       Date: 3/12/99
                                             -----------------------------------


                                              SHELL ONSHORE VENTURES INC.


                                       By:  /s/
                                           ------------------------------------
                                                  Attorney-in-Fact


                                       Date: 3/12/99
                                             -----------------------------------


                                              ENCORE OPERATING, L.P.
                                              By:  EAP Operating Inc.
                                              General Partner


                                       By: /s/ J. JON BRUMLEY
                                           -------------------------------------
                                                  I. Jon Brumley,
                                                  Chief Executive Officer


                                       Date: 3/12/99
                                             -----------------------------------



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